Exhibit 10.43

CONFIDENTIAL TREATMENT REQUESTED CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

CREDIT AGREEMENT

Dated as of October 29, 2010

among

SUNPOWER CORPORATION,
as the Borrower,

THE GUARANTORS PARTY HERETO,

UNION BANK, N.A.,
as Administrative Agent, Sole Lead Arranger and a Lender,

and

THE OTHER LENDERS PARTY HERETO

i

(continued)

(continued)

(continued)

SCHEDULES

2.01	Commitments and Applicable Percentages
8.01	Liens Existing on the Closing Date
8.02	Investments Existing on the Closing Date
8.03	Indebtedness Existing on the Closing Date
11.02	Certain Addresses for Notices

EXHIBITS

2.02	Form of Loan Notice
2.04(b)	Form of Accession Agreement
2.09	Form of Note
7.02(b)	Form of Compliance Certificate
7.02(c)	Form of Borrowing Base Certificate
11.06(b)	Form of Assignment and Assumption

v

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of October 29, 2010 among SUNPOWER CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors (defined herein), the Lenders (defined herein) and UNION BANK, N.A., as Administrative Agent.

RECITALS

The Borrower has requested that the Lenders provide a revolving credit facility to the Borrower, for itself, and for the direct and indirect benefit of each Guarantor, and the Lenders are willing to do so on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01         Defined Terms. As used in this Agreement, the following words and phrases, whether used in their singular or plural form, shall have the meanings set forth below:

“Acceding Lender” has the meaning set forth in Section 2.04(b).

“Accession Agreement” has the meaning set forth in Section 2.04(b).

“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of either (a) all or any substantial portion of the property of, or a line of business or division of, another Person or (b) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person.

“Administrative Agent” means Union Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, (a) for purposes of Section 7.07(a), a Person shall not be deemed to be an Affiliate of the Borrower due exclusively to the fact that such Person possesses, directly or indirectly, power to vote 10% or more of the Voting Stock of the Borrower, so long as such Person does not possess the direct or indirect power to vote more than 20% of the Voting Stock of the Borrower, and (b) for purposes of Section 8.09, a Person shall not be deemed to be an Affiliate of the Borrower due exclusively to the fact that such Person possesses, directly or indirectly, power to vote 10% or more of the Voting Stock of the Borrower.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The initial amount of the Aggregate Revolving Commitments in effect on the Closing Date is $70,000,000.

“Agreement” means this Credit Agreement.

“Alternate Currency” means any currency (other than Dollars) that is freely tradable and exchangeable into dollars in the London market and approved in writing as an Alternate Currency by the Borrower and the Administrative Agent, in their sole discretion; provided however, the South Korean won (KRW) shall be deemed to be an Alternate Currency.

“Applicable Percentage” means with respect to any Lender at any time, with respect to such Lender’s Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time; provided that if the commitment of each Lender to make Revolving Loans has been terminated pursuant to Section 9.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or Accession Agreement pursuant to which such Lender becomes a party hereto, as applicable. The Applicable Percentages shall be subject to adjustment as provided in Section 2.13.

“Applicable Rate” means (a) with respect to LIBOR Rate Loans, 2.75% per annum and (b) with respect to Base Rate Loans, 1.75% per annum.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 11.06(b) or any other form approved by the Administrative Agent and the Borrower.

“Attributable Indebtedness” means, with respect to any Person on any date, in respect of any Capital Lease, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheet of Borrower and its Subsidiaries for the fiscal year ended January 3, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows of Borrower and its Subsidiaries for such fiscal year, including the notes thereto.

“Availability Period” means, with respect to the Revolving Commitments, the period from and including the Closing Date to the earliest of (a) the Maturity Date, and (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.04.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.), as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1.50%, (b) the rate of interest in effect for such day as most recently publicly announced from time to time by Union Bank at its corporate headquarters as the “Union Bank, N.A. reference rate” and (c) the LIBOR Rate plus 1.00%. It is understood and agreed that the “Union Bank, N.A. Reference Rate” is one of Union Bank’s index rates and merely serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest or best rate at which Union Bank calculates interest or extends credit. The “Union Bank, N.A. reference rate” is a rate set by Union Bank based upon various factors including Union Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such “Union Bank, N.A. reference rate” announced by Union Bank shall take effect at the opening of business on the day specified in the public announcement of such change. The Base Rate, as adjusted, shall constitute the Base Rate on the date when such adjustment is made and shall continue as the applicable Base Rate until further adjustment.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of LIBOR Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Borrowing Base” means, as of any time of determination, an amount equal to thirty percent (30%) of the Dollar Equivalent of the WJE Stock Value at such time, as determined by the Administrative Agent, minus the aggregate amount of reserves, if any, established under Section 2.01(b).

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit 7.02(c).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any LIBOR Rate Loan or any Base Rate Loan bearing interest at a rate based on the LIBOR Rate, means any such day that is also a London Banking Day.

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligation” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on, or disclosed in a footnote to, a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided however, for purposes of this

Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith are deemed to have gone into effect and adopted after the date of this Agreement.

“Change in Control” means the occurrence of any of the following:

(a)            if the Borrower is a publicly held Person, (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into or exchangeable for such Voting Stock) representing forty percent (40%) or more of the combined voting power of all Voting Stock of the Borrower (on a fully diluted basis), (ii) during any period of up to twenty-four (24) consecutive months, commencing on or after the date of this Agreement, a majority of the members of the board of directors of the Borrower shall not be Continuing Directors, or (iii) any Person or two or more Persons acting in concert shall have acquired, by contract or otherwise, or shall have entered into a contract or arrangement that upon consummation will result in its or their acquisition of power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower;

(b)            if the Borrower is not a publicly held Person, (i) a sale (whether of stock or other assets), merger or other transaction or series of related transactions involving the Borrower, as a result of which those Persons who held 100% of the Voting Stock of the Borrower immediately prior to such transaction do not hold (either directly or indirectly) more than fifty percent (50%) of the Voting Stock of the Borrower (or the surviving or resulting entity thereof) after giving effect to such transaction, or (ii) the sale of all or substantially all of the assets of the Borrower in a transaction or series of related transactions;

(c)            the failure of the Borrower to own and control, directly or indirectly at least 100% of the Equity Interests of each Guarantor; and

(d)            a “Fundamental Change” (as that term is defined in the Indenture).

“Closing Date” means October 29, 2010.

“Collateral” means a collective reference to all property with respect to which Liens in favor of the Administrative Agent, for the benefit of itself and the Lenders, or in favor of the Lenders are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the Security Agreement, the Korean Share Pledge and other security agreements, debentures, pledge agreements, mortgages, deeds of trust, deeds to secure debt, collateral assignments or other security documents as may be executed and delivered by any of the Loan Parties to secure the Obligations.

“Commitment” means, as to each Lender, the Revolving Commitment of such Lender.

“Compliance Certificate” means a certificate substantially in the form of Exhibit 7.02(b).

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (a) any deduction for (or less any gain from) income or franchise taxes; plus (b) interest expense; plus (c) amortization and depreciation expense; plus (d) any non-recurring and non-cash charges resulting from application of GAAP that requires a charge against earnings for the impairment of goodwill; plus (e) any non-cash expenses that arose in connection with the grant of stock options to officers, directors and employees of the Borrower and its Subsidiaries; plus (f) non-cash restructuring charges; plus (g) non-cash charges related to mark-to-market valuation adjustments as may be required by GAAP from time to time; plus (h) non-cash charges arising from changes in GAAP occurring after the date hereof; less (i) any extraordinary gains and non-cash items of income. As used in this definition, “non-cash charge” shall mean a charge in respect of which no cash is paid during the applicable period (whether or not cash is paid with respect to such charge in a subsequent period) and “non-cash item of income” shall mean an item of income in respect of which no cash is received during the applicable period (whether or not cash is received with respect to such item of income in a subsequent period).

“Consolidated Interest Charges” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (b) the portion of rent expense with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

“Consolidated Net Income” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the net income from operations determined in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Credit Extension” means a Borrowing.

“DB Available Amount” means, at any time with respect to any DB LOC, the maximum amount available to be drawn under such DB LOC under any circumstance at such time or thereafter, giving effect to any scheduled increases in accordance with the terms of such DB LOC, including any amount that has been the subject of a drawing by the applicable beneficiary prior to the expiration or termination of such DB LOC but has not yet been paid or refused by the issuing bank.

“DB Calculation Date” means (a) each date on which an Alternate Currency LOC is issued or is increased, renewed, or extended by amendment and (b) the first Business Day of each calendar month.

“DB Credit Exposure” means, at any time, the Dollar Equivalent of the sum (without duplication) at such time of (a) the aggregate outstanding amount of all DB LOC Disbursements, (b) the aggregate Available Amounts of all DB LOCs, and (c) the aggregate DB Available Amounts of all DB LOCs that have been requested to be issued under the DB Facility but have not yet been so issued.

“DB Facility” means any letter of credit facility or sub-facility provided pursuant to or in connection with that certain Letter of Credit Facility Agreement, dated as of April 12, 2010 by and among the Loan Parties, Bank of America, N.A., as syndication agent, Deutsche Bank AG New York Branch, as issuing bank and as administrative agent, and the other parties thereto from time to time, as the same may be amended, modified, supplemented, extended or restated from time to time.

“DB LOC” means each letter of credit issued under or in connection with the DB Facility.

“DB LOC Disbursement” means the making of any payment by an issuing bank under a DB LOC in the amount of such payment, and the making of any payment by a bank for the account of the issuing bank under the DB Facility on account of an unreimbursed drawing on an LOC.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means when used with respect to Obligations, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 5% per annum; provided, however, that with respect to a LIBOR Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 5% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.13(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within three Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Loan Party or any Subsidiary, including any Sale and Leaseback Transaction and any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Involuntary Disposition.

“Dollar” “dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in an Alternate Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent using the Exchange Rate with respect to such Alternate Currency at the time in effect.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized under the laws of any state of the United States or the District of Columbia.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any hazardous materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 9.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and any successor statute or statutes.

“Exchange Rate” means on any day, with respect to any Alternate Currency, the rate at which such Alternate Currency may be exchanged into dollars, for the most recent reported date published by the Wall Street Journal on its website at http://online.wsj.com on the “Exchange Rates: New York Closing Snapshot” page (or such other page as may replace such page on such service for the purpose of displaying the New York Closing (in late New York trading or similar designation) foreign-exchange rate for the conversion of Alternate Currency into dollars). In the event that such rate does not appear on such website, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon in writing by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its Alternate Currency exchange operations in respect of such Alternate Currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of dollars for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located (c) any backup withholding tax that is required by the Internal Revenue Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii) and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 11.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or 3.01(c).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Union Bank on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated September 30, 2010 by and between the Borrower, and the Administrative Agent.

“Financial Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (other than amounts excluded from the restriction on Indebtedness pursuant to Section 8.03(g)), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (other than up to $25,000,000 in the aggregate of obligations arising under agreements with Jabil Circuit, Inc. relating to sales by the Borrower or any of its Subsidiaries to Jabil Circuit, Inc. of used equipment and other than amounts excluded from the restriction on Indebtedness pursuant to Section 8.03(n)), (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business as conducted from time to time and current intercompany liabilities maturing within 365 days of the incurrence thereof), (f) all guarantees by such Person of Financial Indebtedness of others (including, for the avoidance of doubt, any Indebtedness described in Section 8.03(o)), and (g) all Capital Lease Obligations of such Person; provided that “Financial Indebtedness” of such Person shall exclude non-recourse indebtedness, other than non-recourse indebtedness with a primary purpose of financing the operations of such Person.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means (a) each Domestic Subsidiary of the Borrower identified as a “Guarantor” on the signature pages hereto, and (b) each other Person that joins as a Guarantor, together with their successors and permitted assigns.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law because of their hazardous, dangerous or deleterious properties or characteristics.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)            all obligations of such Person for borrowed money or with respect to deposits or advances of any kind;

(b)            all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(c)            all obligations of such Person upon which interest charges are customarily paid;

(d)            all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;

(e)            all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business as conducted from time to time and current intercompany liabilities maturing within 365 days of the incurrence thereof);

(f)             all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed;

(g)            all Guarantees of such Person in respect of any Indebtedness of others;

(h)            all Capitalized Lease Obligations of such Person;

(i)             all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit (including standby and commercial) and letters of guaranty, or in respect of bankers’ acceptances; and

(j)             all net payment obligations, contingent or otherwise, of such Person under Swap Contracts.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Interest Payment Date” means (a) as to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBOR Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period until the last day of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each calendar month.

“Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one, two or three months thereafter, as selected by the Borrower in its Loan Notice, during which the LIBOR Rate applicable to such LIBOR Rate Loan shall remain unchanged; provided that:

(a)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b)            any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)            no Interest Period shall extend beyond the Maturity Date.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes.

“Investment” means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, a Guarantee, an assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Subsidiary.

“IRS” means the United States Internal Revenue Service.

“Korean Share Pledge” means that certain Share Kun-Pledge Agreement, dated as of the Closing Date, by and among the Borrower, the Administrative Agent and the Lenders, as the same may be amended, modified, supplemented, restated or renewed from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and their successors and assigns.

“Lending Office” means, as to any Lender, the office or offices of such Lender described on Schedule 2.01, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“LIBOR Base Rate” means,

(a)            for any Interest Period with respect to a LIBOR Rate Loan, the rate determined by the Administrative Agent to be the per annum rate (rounded upward to the nearest one-hundredth of one percent (1/100%)) at which deposits in Dollars, for delivery on the first day of such Interest Period, in same day funds, in the approximate amount of the LIBOR Rate Loan being made, continued or converted and with a term equal to such Interest Period would be offered to the Administrative Agent, on behalf of Lenders, outside of the United States at approximately 11:00 a.m. (London time) three (3) London Banking Days before the first day of such Interest Period.

(b)            for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars, for delivery on the date of determination, in same day funds, in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered to the Administrative Agent, on behalf of Lenders, outside of the United States at approximately 11:00 a.m. (London time) before at its request at the date and time of determination.

“LIBOR Rate” means (a) for any Interest Period with respect to any LIBOR Rate Loan, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (i) the LIBOR Base Rate for such LIBOR Rate Loan for such Interest Period by (ii) one minus the LIBOR Reserve Percentage for such LIBOR Rate Loan for such Interest Period, stated as a decimal and (b) for any day with respect to any Base Rate Loan the interest rate on which is determined by reference to the LIBOR Rate, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (i) the LIBOR Base Rate for such Base Rate Loan for such day by (ii) one minus the LIBOR Reserve Percentage for such Base Rate Loan for such day. The LIBOR Rate shall be rounded upward to the nearest 1/100 of 1%) and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage.

“LIBOR Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “LIBOR Rate.”

“LIBOR Reserve Percentage” means, for any day, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The LIBOR Rate for each outstanding LIBOR Rate Loan and for each outstanding Base Rate Loan the interest rate on which is determined by reference to the LIBOR Rate shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, collateral assignment, encumbrance, deposit arrangement, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan.

“Loan Documents” means, collectively, this Agreement, each Note, each Collateral Document, the Fee Letter, and any and all other agreements, documents, or instruments (including financing statements) entered into in connection with the transactions contemplated by this Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of LIBOR Rate Loans, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit 2.02.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or a material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any Loan Document; or (c) a material adverse effect on the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date” means October 28, 2011; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Note” has the meaning specified in Section 2.09.

“Obligations” means all advances to, and all debts, liabilities, obligations, covenants and duties of every kind of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, liquidated or unliquidated, legal or equitable, due or to become due, now existing or hereafter arising, voluntary or involuntary and however arising, whether such Loan Party is liable individually or jointly or with others, whether incurred before, during or after any proceeding under any Debtor Relief Laws, and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means, with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date.

“Participant” has the meaning specified in Section 11.06(d).

“Patriot Act” means the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177). USA PATRIOT Act).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Internal Revenue Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Permitted Investments” means:

(a)            direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, Japan or the European Union (or by any agency of any thereof to the extent such obligations are backed by the full faith and credit of such jurisdiction), in each case maturing within one year from the date of acquisition thereof;

(b)            investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P or P-1 from Moody’s;

(c)            investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)            fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)            money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAAm by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000;

(f)             loans, advances, or investments existing on the Closing Date and listed on Schedule 8.02;

(g)            additional loans or advances by the Borrower or a Subsidiary to employees and officers in the ordinary course of business and in amounts not to exceed an aggregate of $20,000,000 outstanding at any time;

(h)            investments which constitute Specified Transactions expressly permitted under Section 8.03(d);

(i)             loans, advances, or investments which constitute Indebtedness permitted under Section 8.03;

(j)             advances to, or investments in, a Subsidiary, in WJE, or in Philippine Electric Corp. by the Borrower or any Subsidiary in the ordinary course of business as conducted from time to time;

(k)            transactions in connection with factoring of the accounts receivable of any Loan Party or Subsidiary pursuant to the Tech Credit Agreement; and

(l)             prepayments of obligations to vendors and suppliers in the ordinary course of business as conducted from time to time in an amount not to exceed $450,000,000.

“Permitted Liens” means, at any time, the following Liens in respect of property of any Loan Party:

(a)            Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 7.04;

(b)            carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 7.04;

(c)            pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, and other social security laws or regulations;

(d)            deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof), including those incurred pursuant to any law primarily concerning the environment, preservation or reclamation of natural resources, the management, release or threatened release of any hazardous material or to health and safety matters, in each case in the ordinary course of business as conducted from time to time;

(e)            judgment liens in respect of judgments that do not constitute an Event of Default under Section 9.01(h);

(f)            easements, zoning restrictions, rights-of-way, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g)            Liens on property or assets of the Borrower or any Subsidiary existing on the Closing Date and listed on Schedule 8.01; provided that such Liens shall secure only those obligations that they secure on the Closing Date (and permitted extensions, renewals, and refinancings of such obligations) and shall not subsequently apply to any other property or assets of the Borrower or any Subsidiary;

(h)            purchase money security interests in equipment or other property or improvements thereto hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements and similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business as conducted from time to time);

(i)             Liens arising out of Capitalized Lease Obligations, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds thereof and related property;

(j)             any interest or title of a lessor under any leases or subleases entered into by the Borrower or any Subsidiary in the ordinary course of business as conducted from time to time;

(k)            Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance or incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business;

(l)             Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(m)           licenses of intellectual property granted in the ordinary course of business;

(n)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(o)            Liens solely on any cash earnest money deposits made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(p)            the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(q)            agreements to subordinate any interest of the Borrower or any Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business;

(r)             Liens arising from precautionary UCC financing statements regarding operating leases;

(s)            Liens on equity interests in joint ventures, other than equity interests included in the Collateral, held by the Borrower or a Subsidiary securing obligations of such joint venture;

(t)             Liens on securities (other than securities included in the Collateral) that are the subject of repurchase agreements constituting Permitted Investments under subsection (d) of the definition thereof;

(u)            Liens on accounts receivable, inventory and cash collateral securing Permitted Indebtedness under the DB Facility granted pursuant to the documents, instruments and agreements governing the DB Facility as in effect on the Closing Date; provided that such Liens do not attach to any Collateral under any of the Loan Documents;

(v)            Liens in favor of customers or suppliers of the Borrower or any Subsidiary on equipment, supplies and inventory purchased with the proceeds of advances made by such customers or suppliers under, and securing obligations in connection with, supply agreements;

(w)           Liens that arise by operation of law for amounts not yet due;

(x)            existing and future Liens related to or arising from the sale, transfer, or other disposition of rights to solar power rebates in the ordinary course of business as conducted from time to time;

(y)            existing and future Liens in favor of the Borrower’s bonding company covering materials, contracts, receivables, and other assets which are related to, or arise out of, contracts which are bonded by that bonding company in the ordinary course of the Borrower’s business as conducted from time to time;

(z)            Liens in connection with the sale-leaseback arrangement, pursuant to the Master Lease Agreement dated as of June 26, 2009 by and among WF-SPWR I Solar Statutory Trust, Whippletree Solar, LLC, and the other Persons party thereto of certain solar power production projects and the related escrow of funds supporting the obligations of certain Subsidiaries thereunder; provided that such Liens do not attach to any Collateral under any of the Loan Documents;

(aa)          Liens in connection with an escrow by the Borrower in the amount of $2,400,000 in respect of the performance obligations of Greater Sandhill I, LLC (“GS”), an unaffiliated customer of the Borrower, under a Solar Energy Purchase Agreement between GS and Public Service Company of Colorado and related documentation;

(bb)         Liens on Equity Interest in project finance Subsidiaries of the Borrower or Subsidiaries of the Borrower to secure project finance related Indebtedness;

(cc)          customary Liens on securities accounts of a Loan Party in favor of the securities broker with whom such accounts are maintained, provided that (i) such Liens arise in the ordinary course of business of the applicable Loan Party and such broker pursuant to such broker’s standard form of brokerage agreement; (ii) such securities accounts are not subject to restrictions against access by any Loan Party; (iii) such Liens secure only the payment of standard fees for brokerage services charged by, but not financing made available by, such broker and such Liens do not secure Indebtedness for borrowed money; and (iv) such Liens are not intended by any Loan Party to provide collateral to such broker; and

(dd)         other Liens so long as the outstanding principal amount of the obligations secured thereby does not exceed (as to the Loan Parties in the aggregate) $5,000,000 at any one time; provided that such Liens do not attach to any Collateral under any of the Loan Documents.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any Subsidiary or any such Plan to which the Borrower or any Subsidiary is required to contribute on behalf of any of its employees.

“Rating Agency” means Moody’s, S&P, Fitch Ratings Ltd. or any other nationally recognized rating agency or service.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s

Affiliates; provided, however, that neither the Borrower, WJE nor any of their Subsidiaries shall be treated as a Related Party of the Administrative Agent or any Lender.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Request for Credit Extension” means with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice.

“Required Lenders” means, at any time, Lenders holding in the aggregate more than 50% of (a) the unfunded Commitments and the outstanding Loans, and participations therein or (b) if the Commitments have been terminated, the outstanding Loans, and participations therein; provided, however, if at any time of determination there are fewer than three Lenders hereunder, then the term “Required Lenders” shall mean all Lenders at such time. The unfunded Commitments of, and the outstanding Loans, and participations therein held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means, (a) in the case of the Borrower or any other Loan Party, its president, chief executive officer, chief financial officer, principal accounting officer, treasurer or controller (and, in any case where two Responsible Officers are acting on behalf of such Person the second such Responsible Officer may also be its Secretary or an Assistant Secretary), and (b) in the case of any other Person, its manager, general partner, or a senior or executive officer of such other Person or of its managing member or general partner, as applicable. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment; provided, however, that repurchases of Equity Interests of the Borrower from employees, officers, directors, and consultants pursuant to the Borrower's equity compensation plans shall not constitute “Restricted Payments” hereunder.

“Revolving Commitment” means, as to each Lender, its obligation to make Revolving Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption or Accession Agreement pursuant to which such Lender becomes a party hereto, as applicable as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Loan” has the meaning specified in Section 2.01(a).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Security Agreement” means the Pledge Agreement, dated as of the Closing Date executed in favor of the Administrative Agent by the Borrower.

“Solvent” and “Solvency” mean, when used with respect to any Person, as of any date of determination, (a) the amount of the then “present fair saleable value” of the assets of such Person, as of such date, exceeds the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable requirements of law governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person, as of such date, is greater than the amount that will be required to pay the anticipated liability of such Person on its debts as such debts become absolute and matured, (c) such Person does not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person is able to pay its debts as they mature. For purposes of this definition, (i) ”debt” means liability on a “claim,” and (ii) ”claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Transaction” means any of the following:

(a)            the acquisition by a Loan Party of all or substantially all of the assets of another Person or division of such Person;

(b)            the merger or consolidation of any Loan Party with or into any other entity, provided that the surviving entity shall be a Loan Party, and provided further that, in any transaction involving the Borrower, the Borrower shall be the surviving Person;

(c)            the acquisition by a Loan Party of a controlling or majority interest in any other Person; and

(d)            investments in other Persons, including joint ventures, by a Loan Party.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tech Credit Agreement” means that certain Purchase Agreement dated May 15, 2006 (as amended on October 19, 2006, October 13, 2008, and December 29, 2008), by and between the Borrower and Technology Credit Corporation, as transferred and assigned to SUNPOWER NORTH AMERICA, LLC, by the Borrower.

“Threshold Amount” means $500,000.

“Total Non-Stock Consideration” means all consideration whatsoever (other than common stock in the Borrower) and shall include, without limitation, cash, other property, assumed indebtedness, amounts payable, whether evidenced by notes or otherwise and “earn-out” payments.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans.

“Total Stock Consideration” means all consideration consisting of Equity Interests in the Borrower or any Subsidiary.

“Type” means, with respect to any Loan, its character as a Base Rate Loan or a LIBOR Rate Loan.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California, provided, if the context relates to the perfection or effect of perfection of any security interest, “UCC” shall refer to the Uniform Commercial Code of the jurisdiction governing such matter.

“Union Bank” means Union Bank, N.A. and its successors.

“United States” and “U.S.” mean the United States of America.

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“WJE” means WOONGJIN ENERGY CO., LTD., a company organized under the laws of the Republic of Korea.

“WJE Material Adverse Change” means a material adverse change in, or a material adverse effect on, the operations, business, properties, liabilities (actual or contingent) or financial condition of WJE and its Subsidiaries taken as a whole.

“WJE Prepayment Event” means the occurrence any event or circumstance, which the Administrative Agent has determined, in its sole and absolute discretion, has had (or could reasonably be expected to have) a material adverse effect on, or has resulted in (or could reasonably be expected to result in) a material adverse change to any of the following: (a) the Administrative Agent’s and/or the Lenders’ right or ability to promptly exercise rights and remedies with respect to any Lien covering the WJE Stock (including its right to sell or dispose of such stock on the Korea Stock Exchange) as contemplated by the Loan Documents, or to promptly realize the value of such Lien; (b) the ability of the Administrative Agent to determine the WJE Stock Closing Price; or (c) the liquidity of the WJE Stock or the trading volume thereof on the Korea Stock Exchange. Without limiting the generality of the foregoing, each of the following shall constitute a “WJE Prepayment Event”: (i) the WJE Stock ceases to be listed for trading on the Korea Stock Exchange; (ii) the trading of WJE Stock on the Korea Stock Exchange is suspended, or material limitations are imposed on such trading (by reason of movements in price exceeding limits permitted by such exchange or otherwise); and (iii) any closure or suspension of the Korea Stock Exchange (other than for weekends and regularly observed holidays) lasting for more than one trading day. For the sake of clarity, the inability of the Administrative Agent to sell or dispose of the WJE Stock as a result of the lock-up period that expires on December 31, 2010 provided under the Shareholders Agreement, dated May 17, 2010 by and between Woongjin Holdings Co., Ltd. and the Borrower, as in effect on the Closing Date, shall not, independently, constitute a WJE Prepayment Event.

“WJE Stock” means the common stock of WJE.

“WJE Stock Closing Price” means, on any date, the closing sale price per share of the WJE Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the Korea Stock Exchange. The “WJE Stock Closing Price” shall be determined without reference to after-hours or extended market trading. For any date on which the WJE Stock is not listed for trading, or has been suspended from trading, on the Korea Stock Exchange, the “WJE Stock Closing Price” shall be zero.

“WJE Stock Value” means, on any date, the product of (x) number of shares of WJE Stock owned by the Borrower that are subject to the valid and enforceable, first-priority Lien of the Administrative Agent, times (y) the WJE Stock Closing Price on such date.

1.02         Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)            Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03         Accounting Terms.

(a)            Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Loan Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)            Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)            Calculations. Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 8.11 shall be made on a pro forma basis with respect to any disposition or acquisition occurring during the applicable period.

1.04         Exchange Rates; WJE Stock Price. Without limiting the Loan Parties’ obligations under Article VII, the Administrative Agent shall from time to time calculate and determine the Exchange Rate as of any given date with respect to each Alternate Currency, the WJE Stock Closing Price for the most recent trading day, and the WJE Stock Value for any given date. Such calculations and determinations shall be binding on the Loan Parties absent manifest error.

1.05         Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.06         Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01         Revolving Loans.

(a)            Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the lesser of (A) the Aggregate Revolving Commitments, and (B) the Borrowing Base, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender shall not exceed such Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.03, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or LIBOR Rate Loans, as further provided herein.

(b)            Anything to the contrary in this Section 2.01 notwithstanding, the Administrative Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as the Administrative Agent in its reasonable credit judgment shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to the valuation or marketability of the WJE Stock. So long as no Default or Event of Default has occurred and is continuing, the Administrative Agent shall first notify and attempt to discuss with Borrower any such reserve that the Administrative Agent proposes to establish unless the Administrative Agent, in its reasonable credit judgment, believes that exigent circumstances justify the immediate establishment of such reserve.

(c)            Obligations related to the Revolving Loans constitute one general obligation of the Borrower and shall be secured by the Liens granted upon all of the Collateral, and by all other Liens previously, now or at any time in the future granted by the Borrower to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, or directly to the Lenders, to the extent provided in the Collateral Documents.

2.02         Borrowings, Conversions and Continuations of Loans.

(a)            Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of LIBOR Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) on the date that is three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, LIBOR Rate Loans or of any conversion of LIBOR Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of LIBOR Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of LIBOR Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of a Loan in a Loan Notice, then the applicable Loans shall be made as Base Rate Loans. If the Borrower fails to provide a notice as to conversion or continuation, then the applicable Loan shall be continued with the same election as to Type and as to Interest Period as previously applied to the Loan. If the Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)            Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Union Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably satisfactory to) the Administrative Agent by the Borrower.

(c)            Except as otherwise provided herein, a LIBOR Rate Loan may be continued or converted only on the last day of the Interest Period for such LIBOR Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as LIBOR Rate Loans without the consent of the Required Lenders.

(d)            The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Union Bank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)            After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to all Loans.

2.03         Prepayments.

(a)            Voluntary Prepayments.

(i)             Revolving Loans. The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 12:00 p.m. (1) on the date that is three Business Days prior to any date of prepayment of LIBOR Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any such prepayment of LIBOR Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (C) any prepayment of Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBOR Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.13, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages. Unless otherwise instructed by the Borrower, prepayments of the Revolving Loans pursuant to this Section 2.03(a) shall not reduce the total Revolving Commitments.

(b)            Mandatory Prepayments.

(i)             Revolving Commitment Overadvances. If for any reason the Total Revolving Outstandings at any time exceed (as a result of fluctuations in exchange rates, stock values or for any other reason) the lesser of the Aggregate Revolving Commitments and the Borrowing Base, then in effect, the Borrower shall make a mandatory prepayment in respect of Revolving Loans in an aggregate amount equal to such excess within two (2) Business Days of the date on which such excess first existed. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, neither the Borrower’s failure to comply with the requirements of Section 7.12(c) nor its failure to deliver any the notices required under Section 7.03, shall limit or result in a waiver or suspension of the Borrower’s absolute and unconditional obligation to make the payments required in this Section 2.03(b)(i); and, for the sake of clarity, such payment obligation is not subject to remedy or cure.

(ii)            Prepayment on WJE Prepayment Event. If for any reason, a WJE Prepayment Event shall occur, the Borrower shall, within five (5) Business Days of the first occurrence of such occurrence or event, make a mandatory prepayment in respect of the Loans in an amount equal to the full amount of all outstanding Obligations at which time the Commitments shall terminate.

(iii)           Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.03(b) shall be applied first to Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.03(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.04         Termination, Reduction or Increase of Aggregate Revolving Commitments.

(a)            Termination or Reduction. The Borrower may, upon notice to the Administrative Agent, terminate, in whole or in part, the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments to an amount not less than the Total Revolving Outstandings; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon three Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $25,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Applicable Percentage. All fees accrued with respect thereto until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination. Each notice delivered pursuant to this Section by the Borrower shall be irrevocable

(b)            Increase. Provided there exists no Default or Event of Default that is continuing, the Borrower may request, one time, that: (a) any one or more existing Lenders increase, in their sole and absolute discretion, their respective Revolving Commitments, or (b) other financial institutions first approved by the Administrative Agent, in its reasonable credit judgment, agree to a Revolving Commitment (each such existing Lender who has agreed to increase its Revolving Commitment or such other financial institution who has agreed to provide a new Revolving Commitment, an “Acceding Lender”), so that the Aggregate Revolving Commitments may be increased by no more than $30,000,000 in the aggregate (for a maximum of total Aggregate Revolving Commitments of $100,000,000). Each such increase shall be subject to the prior satisfaction of the following conditions, as determined by the Administrative Agent:

(i)             the Borrower shall have requested the increase in writing to the Administrative Agent not less than ten (10) days prior to the effective date of the proposed new or increased Revolving Commitment;

(ii)            the applicable Acceding Lender shall have underwritten and approved by its credit committees the proposed new or increased Revolving Commitment;

(iii)           the Administrative Agent shall have received payment of any fees due and payable to it on or prior to the effective date of such increase pursuant to any written agreement with one or more of the Loan Parties relating to such increase;

(iv)           the increased portion of the Commitments shall be on the same terms and conditions as the other Commitments hereunder;

(v)            there shall exist no Default or Event of Default that is continuing both at the time of the request for the increase and at the time at which the increase becomes effective;

(vi)           the Borrower and the other Loan Parties shall deliver to the Administrative Agent all documents (including, without limitation, new Notes and Loan Document modifications as the Administrative Agent may reasonably request), legal opinions, certificates and instruments as the Administrative Agent may require in its reasonable discretion in connection with such new Revolving Commitment or increase in the Revolving Commitments;

(vii)          no event, circumstance or condition shall exist which reasonably could be expected to have a Material Adverse Effect or a WJE Material Adverse Change;

(viii)         as of the date of such increase, the representations and warranties contained in the Loan Documents shall be true and correct in all material respects, with the same force and effect as if made on and as of such date (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all material respects as of such earlier date);

(ix)            no Change in Law shall have occurred, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which enjoins, prohibits, or restrains (or with respect to any litigation seeks to enjoin, prohibit, or restrain), the funding or repayment of any Loans, the granting or perfection of Liens in the Collateral, the consummation of any of the other transactions contemplated hereby, or the use of proceeds hereof; and

(x)            each Acceding Lender shall have delivered to the Administrative Agent, an Accession Agreement in substantially the form of Exhibit 2.04(b) hereto or any other form approved by the Administrative Agent and the Borrower (an “Accession Agreement”) with the Borrower and the Administrative Agent and assuming thereunder an increased Revolving Commitment or a new Revolving Commitment in an amount to be agreed upon by the Borrower, such Acceding Lender and the Administrative Agent, in their sole discretion, to make Loans pursuant to the terms hereof.

A new Acceding Lender shall become party to this Agreement by entering into an Accession Agreement. Upon the due execution and delivery of each Accession Agreement and satisfaction of each of the foregoing conditions, the Aggregate Revolving Commitments shall thereupon be increased by the amount of such Acceding Lender’s Revolving Commitment. No Lender is obligated to increase its Revolving Commitment under any circumstances whatsoever, and no Lender’s Revolving Commitment may be increased except by its execution and delivery of an Accession Agreement. On the effective date specified in any duly executed and delivered Accession Agreement: (1) the Acceding Lender, to the extent not already a Lender, shall be a “Lender” hereunder and a party hereto, entitled to the rights and benefits, and subject to the duties, of a Lender under the Loan Documents, (2) Schedule 2.01 hereto shall be deemed to be amended to reflect (a) the name, address, Revolving Commitment, and Applicable Percentage of such Acceding Lender, (b) the Aggregate Revolving Commitments as increased by such Acceding Lender’s Revolving Commitment, and (c) the changes to the other Lenders’ respective Applicable Percentages and any changes to the other Lenders’ respective Revolving Commitments (in the event such Lender is also the Acceding Lender) resulting from such assumption and such increased Aggregate Revolving Commitments, and (3) such Acceding Lender’s wire transfer instructions shall be as specified in its Accession Agreement. Each Lender’s Applicable Percentage shall be recalculated to reflect the new proportionate share of the revised total Revolving Commitments and increased Aggregate Revolving Commitments. Upon request of any Acceding Lender, Borrower shall issue a Note to evidence the principal amount of such Lender’s Revolving Commitment. All new Loans occurring after an increase of the Aggregate Revolving Commitments shall be funded in accordance with each Lender’s revised Applicable Percentage.

2.05         Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.

2.06         Interest.

(a)            Subject to the provisions of subsection (b) below, (i) each LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the LIBOR Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)           (i)             If any amount of principal of any Loan is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)            If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)           Upon the request of the Required Lenders, while any Event of Default exists and is continuing, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)           Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)            Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.07         Fees. In addition to the other fees described in the Loan Documents:

(a)            Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the sum of the products of (i) 0.25% divided by 360 times (ii) for each day during the period of calculation, the actual daily amount by which the Aggregate Revolving Commitments exceed the Outstanding Amount of Revolving Loans, subject to adjustment as provided in Section 2.13. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears.

(b)            Fee Letter. The Borrower shall pay to the Administrative Agent for its own account, and for the account of Lenders (if applicable), fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.08         Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the LIBOR Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day.

Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.09         Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. Regardless of whether a Note is issued with respect to such Credit Extensions, the Borrower absolutely and unconditionally promises to pay to the order of each Lender, in lawful money of the United States of America, the aggregate unpaid principal amount owed to such Lender, together with interest thereon, and fees and other Obligations in accordance with the terms hereof. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall be in the form of Exhibit 2.09 (a “Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.10         Payments Generally; Administrative Agent’s Clawback.

(a)            General. All payments to be made by the Borrower or any other Loan Party shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)           (i)             Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBOR Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)            Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)            Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)            Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)            Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)            Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

2.11         Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)             if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)            the provisions of this Section shall not be construed to apply to any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.12         Reserved.

2.13         Defaulting Lenders.

(a)            Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)             Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii)            Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement;

and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)           Certain Fees. That Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.07(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)            Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01         Taxes.

(a)	Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)             Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require any Loan Party or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Loan Party or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)            If the Loan Parties or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Parties shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)            Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c)            Tax Indemnification.

(i)             Without limiting the provisions of subsection (a) or (b) above, the Loan Parties shall, and do hereby, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Loan Parties or the Administrative Agent or paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Loan Parties shall also, and do hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)            Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify the Loan Parties and the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender, as the case may be, to the Borrower or the Administrative Agent pursuant to subsection (e). Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)            Evidence of Payments. Upon request by any Loan Party or the Administrative Agent, as the case may be, after any payment of Taxes by such Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Law to report such payment or other evidence of such payment reasonably satisfactory to such Loan Party or the Administrative Agent, as the case may be.

(e)            Status of Lenders; Tax Documentation.

(i)             Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii)            Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(A)           any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B)           each Foreign Lender that is entitled under the Internal Revenue Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I)             executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)           executed originals of Internal Revenue Service Form W-8ECI,

(III)          executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or

(V)           executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable

Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii)           Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(iv)           The Borrower shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by the Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

(f)             Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Administrative Agent or such Lender (as applicable), agrees to repay the amount paid over to such Loan Party to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02         Illegality. If any Lender determines that (a) any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the LIBOR Rate, or to determine or charge interest rates based upon the LIBOR Rate, or (b) any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue LIBOR Rate Loans or to convert Base Rate Loans to LIBOR Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBOR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist; provided, that, with respect to clause (b), such Lender is treating other similarly situated borrowers in the same manner. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all of such Lender’s LIBOR Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBOR Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBOR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBOR Rate. Notwithstanding the foregoing, and despite the illegality for such a Lender to make, maintain or fund LIBOR Rate Loans or Base Rate Loans as to which the interest rate determined by reference to the LIBOR Rate, that Lender shall remain committed to make Base Rate Loans (the interest rate on which is determined without reference to the LIBOR Rate component of the Base Rate) and shall be entitled to recover interest at the Base Rate (as determined without reference to the LIBOR Rate component of the Base Rate). Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03         Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBOR Base Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the LIBOR Base Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan or in connection with a LIBOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR Rate component of the Base Rate, the utilization of the LIBOR Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04         Increased Costs.

(a)            Increased Costs Generally. If any Change in Law shall:

(i)             impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate);

(ii)            subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii)           impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the LIBOR Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)            Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)            Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)            Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05         Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual and direct loss, cost or expense incurred by it as a result of:

(a)            any continuation, conversion, payment or prepayment of any LIBOR Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)            any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any LIBOR Rate Loan on the date or in the amount notified by the Borrower; or

(c)            any assignment of a LIBOR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the LIBOR Base Rate used in determining the LIBOR Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded.

3.06         Mitigation Obligations; Replacement of Lenders.

(a)            Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 11.13.

3.07         Survival. All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Revolving Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

GUARANTY

4.01         The Guaranty. For consideration, the adequacy and sufficiency of which is acknowledged, each of the Guarantors, for the purpose of seeking to induce the Administrative Agent and the Lenders to enter into this Agreement and extend credit or otherwise provide financial accommodations to the Borrower, hereby jointly and severally guarantees to each Lender and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. Without limiting the generality of the foregoing, each Guarantor hereby unconditionally promises (a) to pay to the Administrative Agent and the Lenders on demand, in Dollars, all Obligations of the Borrower to the Administrative Agent and/or the Lenders, and (b) to perform all undertakings of the Borrower in connection with the Obligations. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal. Each Guarantor acknowledges and agrees that the extensions of credit and provision of financial accommodations to or for the benefit of the Borrower will be to the direct and indirect interest, advantage and benefit of each Guarantor.

4.02         Limitation on Liability. Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Guarantor under Section 4.01 shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.

4.03         Obligations Unconditional. The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.03 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been indefeasibly paid in full, in cash, and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following (each of which is hereby specifically authorized by each Guarantor without notice to any Guarantor) shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)            at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived (including acceptance of delinquent or partial payments on the Obligations);

(b)            any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Obligations shall be done or omitted;

(c)            the maturity of any of the Obligations shall be accelerated or extended; or any of the Obligations (or the terms and conditions of the all or any part of the Obligations, including without limitation, interest rates, times or places for payment) shall be renewed, compromised, modified, extended, released, subordinated, waived, supplemented, amended or restated in any respect; or any right under any of the Loan Documents or other documents relating to the Obligations shall be waived; or any other guarantee of any of the Obligations or any security therefor shall be released, enforced, waived, released, subordinated, terminated, impaired or exchanged in whole or in part or otherwise dealt with;

(d)            any Lien granted to, or in favor of, the Administrative Agent, any Lender or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected, shall fail to be enforced, or shall be sold, assigned or otherwise disposed of;

(e)            the proceeds of any such Lien, security or credit support for the Obligations and the order or manner of its sale or enforcement shall be applied, effected and directed as the Administrative Agent or the Lenders, at their sole discretion, may determine;

(f)            the Borrower or any other guarantor or other person or entity liable on the Obligations shall be released or substituted; or

(g)            any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, protest demand of payment, demand for performance, notices of non-performance, notices of dishonor, notices of acceptance, protest and all other notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.04         Reinstatement. The obligations and liabilities of the Guarantors under this Article IV, and all of the Administrative Agent’s and the Lenders’ respective rights, shall be automatically reinstated and revived, notwithstanding any surrender, termination or cancellation of this guaranty, if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise returned or restored by any Lender or other holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, all as though such amounts had not been paid to the recipient thereof. The Administrative Agent and each Lender, at its sole discretion, may determine whether any amount paid to it must be restored or returned. Guarantor agrees that it will indemnify the Administrative Agent, each Lender and each other holder of the Obligations on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such Lender or holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law. If any proceeding under any Debtor Relief Law is commenced by or against the Borrower or any other Guarantor, at the Administrative Agent’s election, each Guarantor’s obligations under this Article IV shall immediately and without notice or demand become due and payable, whether or not then otherwise due and payable.

4.05         Waivers. To the maximum extent permitted by Law, each Guarantor waives (a) all rights to require the Administrative Agent or any Lender to proceed against the Borrower, or any other guarantor, or proceed against, enforce or exhaust any security for the Obligations or to marshal assets or to pursue any other remedy in the Administrative Agent’s or any Lender’s power whatsoever; (b) all defenses arising by reason of any disability or other defense of the Borrower, the cessation for any reason of the liability of the Borrower, any defense that any other indemnity, guaranty or security was to be obtained, any claim that the Administrative Agent or any Lender has made any Guarantor’s obligations more burdensome or more burdensome than the Borrower’s obligations, and the use of any proceeds of the Obligations other than as intended or understood by the Administrative Agent, any Lender or the Guarantors; (c) all conditions precedent to the effectiveness of the obligations of Guarantor hereunder; (d) all rights to file a claim in connection with the Obligations in any proceeding under any Debtor Relief Law filed by or against the Borrower or another Guarantor; (e) all rights to require the Administrative Agent or any Lender to enforce any of its remedies; (f) any setoff, defense or counterclaim against the Administrative Agent or any Lender, (g) the benefit of any act or omission by the Administrative Agent or any Lender which directly or indirectly results in or aids the discharge of the Borrower or any other Person from any of the Obligations by operation of law or otherwise; (h) the benefit of California Civil Code Section 2815 permitting the revocation of this guaranty as to future transactions and the benefit of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 1432 with respect to certain suretyship defenses; and (i) until the Obligations are fully and indefeasibly satisfied and paid, in cash, with such payment not subject to return, and all Commitments have been released and terminated: (1) all rights of subrogation, contribution, indemnification or reimbursement, (2) all rights of recourse to any assets or property of the Borrower, or to any collateral or credit support for the Obligations, (3) all rights to participate in or benefit from any security or credit support the Administrative Agent or any Lender may have or acquire, and (4) all rights, remedies and defenses any Guarantor may have or acquire against Borrower.

4.06         Certain Additional Waivers. Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.03 and through the exercise of rights of contribution pursuant to Section 4.08.

4.07         Remedies. The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent, the Lenders and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as specified in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.

4.08         Rights of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents, and no Guarantor shall exercise such rights of contribution until all Obligations have been paid in full and the Commitments have terminated.

4.09         Guarantee of Payment; Continuing Guarantee. The guarantee in this Article IV is an absolute guaranty of payment and performance and not of collection, is in addition to any other guaranties of the Obligations, is a continuing guarantee, and shall cover and apply to all Obligations whenever arising, including those arising under successive transactions which continue or increase the Obligations from time to time, renew all or part of the Obligations after they have been satisfied, or create new Obligations. Revocation by one or more Guarantors or any other guarantors of the Obligations shall not (a) affect the obligations of any other Guarantor hereunder, (b) apply to Obligations outstanding when the Administrative Agent receives written notice of revocation, or to any extensions, renewals, readvances, modifications, amendments or replacements of such Obligations, or (c) apply to Obligations, arising after the Administrative Agent receives such notice of revocation, which are created pursuant to a commitment existing at the time of the revocation, whether or not there exists an unsatisfied condition to such commitment or the Administrative Agent or any Lender has another defense to its performance.

4.10         Guarantors to Keep Informed. Each Guarantor represents and warrants having established with the Borrower adequate means of obtaining, on an ongoing basis, such information as such Guarantor may require concerning all matters bearing on the risk of nonpayment or nonperformance of the Obligations. Each Guarantor assumes sole, continuing responsibility for obtaining such information from sources other than from the Administrative Agent or any Lender. Neither the Administrative Agent nor any Lender shall have any duty to provide any information relating to the Borrower to any Guarantor.

4.11         Subordination.

(a)            All obligations of the Borrower to each Guarantor which presently or in the future may exist (“Guarantor’s Claims”) are hereby subordinated to the prior indefeasible payment in full, in cash, of the Obligations. At the Administrative Agent’s request, each Guarantor’s Claim will be enforced and performance thereon received by such Guarantor only as a trustee for the Administrative Agent and the Lenders, and each Guarantor will promptly pay over to the Administrative Agent all proceeds recovered for application to the Obligations in accordance with the terms hereof, without reducing or affecting such Guarantor’s liability under other provisions of this Article IV. Any Lien on the property securing the obligations, and on the revenue and income to be realized therefrom, which any Guarantor may have or obtain shall be, and such Lien hereby is, subordinated to the Liens in favor of the Administrative Agent and the Lenders, if any, securing the Obligations on such property. Each Guarantor agrees that it shall file any and all claims against the Borrower in any proceeding under any Debtor Relief Law in which the filing of claims is required by law on any indebtedness of the Borrower to such Guarantor, and will assign to the Administrative Agent, for itself and the Lenders, all rights of such Guarantor. If a Guarantor does not file such claim, the Administrative Agent, as attorney-in-fact for such Guarantor, is authorized to do so in the name of Guarantor or, in the Administrative Agent’s sole discretion, to assign the claim and to file a proof of claim in the name of the Administrative Agent or the Administrative Agent’s nominee. In all such cases, whether in bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent, for itself and the Lenders, the full amount of any such claim, and, to the full extent necessary for that purpose, each Guarantor assigns to the Administrative Agent, for itself and the Lenders, all of such Guarantor’s rights to any such payments or distributions to which such Guarantor would otherwise be entitled. Each Guarantor also agrees that the Administrative Agent’s books and records showing the account between the Lenders and the Borrower or any other guarantor shall be admissible in any action or proceeding and shall be binding upon each Guarantor for the purpose of establishing the terms set forth therein and shall constitute conclusive proof thereof, absent manifest error.

(b)            The Guarantors shall cause the obligations of each Guarantor to any other Loan Party or Subsidiary to be subordinated to the prior payment in full in cash of the Obligations so that no payment thereof is made or received if any Event of Default exists or would exist after giving effect thereto, and each Guarantor hereby agrees not to make any such payment that would be so subordinated; provided that so long as no Event of Default has occurred and is continuing or would exist after giving effect thereto, the obligations of any Guarantor to any Loan Party or Subsidiary may be paid in accordance with the provisions of the agreements governing such obligations; provided, further, that no such obligations shall be evidenced by a promissory note or any other negotiable instrument.

ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01         Conditions of Effectiveness. The occurrence of the Closing Date, and the obligation of the Lenders to make the initial Extension of Credit hereunder, is subject to the satisfaction of each of the following:

(a)            Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement and the Korean Share Pledge, by each Lender.

(b)            Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of U.S. and Korean legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance satisfactory to the Administrative Agent.

(c)            No Material Adverse Change. There shall not have occurred (i) a material adverse change since January 3, 2010 in the business, assets, liabilities (actual or contingent), operations, financial condition of Borrower and its Subsidiaries, taken as a whole, or (ii) a WJE Material Adverse Change, or (iii) a WJE Prepayment Event.

(d)            Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following, in form and substance satisfactory to the Administrative Agent:

(i)             copies of the Organization Documents of each Loan Party certified to be true and complete within thirty (30) days of the Closing Date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;

(ii)            such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(iii)           such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation, the state of its principal place of business and each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(e)            Personal Property Collateral. Receipt by the Administrative Agent of the following:

(i)             written advice relating to such Lien searches as the Administrative Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the assets and properties of the Borrower and the Guarantors are subject to no other Liens in favor of any Persons (other than Permitted Liens);

(ii)            UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral; and

(iii)           all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Security Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Equity Interests of any foreign issuer, such stock powers are deemed unnecessary by the Administrative Agent in its sole discretion under the law of the jurisdiction of organization of such Person).

(f)             Consents. Receipt by the Administrative Agent of the following:

(i)             Such written waivers, consents and amendments, as the Administrative Agent may require with respect to the DB Facility;

(ii)            Such written waivers and consents, as the Administrative Agent may require with respect to Wells Fargo Bank, N.A.; and

(iii)           Such written waivers, consents and amendments as the Administrative Agent may require with respect to the Shareholders Agreement, dated May 17, 2010 by and between Woongjin Holdings Co., Ltd. and the Borrower, including waivers and consents with respect to the pledge of the Collateral and the exercise of rights and remedies with respect thereto.

(g)            Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.

(h)            Closing Certificates. Receipt by the Administrative Agent of (i) a certificate signed by a Responsible Officer of the Borrower certifying the conditions specified in Section 5.01(c) and Sections 5.02(a) and (b) have been satisfied; (ii) a Borrowing Base Certificate signed by a Responsible Officer of the Borrower as of the Closing Date; and (iii) a Compliance Certificate signed by a Responsible Officer of the Borrower as of the Closing Date.

(i)             Fees. Receipt by the Administrative Agent and the Lenders of any fees required to be paid on or before the Closing Date.

(j)             Due Diligence. The Administrative Agent and each Lender shall have completed their business and legal due diligence, including an evaluation of the Collateral, with results satisfactory to the Administrative Agent and the Lenders.

(k)            Attorney Costs. The Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.02         Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension, including the obligation of the Lenders to make the initial Extension of Credit hereunder, is subject to the following conditions precedent:

(a)            The representations and warranties of each Loan Party contained in Article VI or any other Loan Document, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(b)            No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)            At the time any disbursement is to be made and immediately thereafter, there shall have been no event or circumstance that has (i) had a Material Adverse Effect, or (ii) resulted in a WJE Material Adverse Change, or (iii) resulted in a WJE Prepayment Event, in each case, as determined by the Administrative Agent in the exercise of its reasonable business judgment.

(d)            The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof together with a completed current Borrowing Base Certificate signed by a Responsible Officer of the Borrower.

(e)            The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent; provided that items (i) through (iv) shall be required only for the initial Extension of Credit hereunder:

(i)             a comfort letter issued by the Korean legal counsel of the Borrower confirming the due endorsement of the share certificates representing the WJE Stock pledged to the Lenders under the Korean Share Pledge with the names of the Lenders as pledgees;

(ii)            a copy of the shareholders registry of WJE on which the names and addresses of the Lenders are recorded as pledges of the pledge established on the WJE Stock pursuant to the Korean Share Pledge;

(iii)           a notice of Security Assignment (as defined in the Korean Share Pledge) issued by the Borrower to Daishin Securities Co., Ltd. and the acknowledgment by Daishin Securities Co., Ltd. of the receipt of such notice;

(iv)           an undated power of attorney duly executed by the Borrower; and

(v)            such documents and/or certifications as the Administrative Agent may reasonably require to evidence that the security interest purported to be created under the Korean Share Pledge has been validly created, registered and perfected.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a), (b), and (c) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

6.01         Existence, Qualification and Power. Each Loan Party and each Subsidiary (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization, or formation, except, in the case of the good standing of any Subsidiary, where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business as now conducted and as proposed to be conducted, and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02         Authorization; No Contravention. The execution, delivery, and performance by each Loan Party of each Loan Document to which such Loan Party is party, and the consummation of the transactions contemplated thereby, are within the organizational powers of such Loan Party, have been duly authorized by all necessary organizational action, and do not (i) contravene the Organization Documents of such Loan Party, (ii) violate any applicable Law, rule, regulation (including Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Loan Party or its properties, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Loan Party other than in favor of the Administrative Agent and/or the Lenders pursuant to the Loan Documents, which, in the case of any violation, conflict, breach or default under clause (ii), (iii), or (iv) could reasonably be expected to have a Material Adverse Effect. No Loan Party is in violation of any such Law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

6.03         Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the due execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (i) those that have already been obtained and are in full force and effect, (ii) authorizations, approvals, actions, notices and filings contemplated by the Collateral Documents, (iii) notices and filings which customarily are required in connection with the exercise of remedies in respect of the Collateral and (iv) those approvals, consents, exemptions, authorizations, actions, notices or filings the failure of which to obtain, take, give or make could not be reasonably expected to have a Material Adverse Effect.

6.04         Enforceability. This Agreement has been, and each other Loan Document to which a Loan Party is a party, has been or when delivered hereunder will have been, duly executed and delivered by such Loan Party. This Agreement is, and each other Loan Document to which a Loan Party is a party, is or when delivered hereunder will be, the legal, valid, and binding obligation of such Loan Party, enforceable against it in accordance with the terms thereof, subject to bankruptcy, insolvency, and similar laws of general application relating to creditors’ rights and to general principles of equity relating to enforceability.

6.05         Litigation. Except as disclosed in the Borrower’s filings with the SEC from time to time, there is no action, suit, investigation, litigation, claim, dispute or proceeding affecting any Loan Party pending or, to the knowledge of any Loan Party, threatened in writing before any Governmental Authority that (i) could reasonably be expected to have a Material Adverse Effect or (ii) could reasonably be expected to affect the legality, validity, or enforceability of any Loan Document or the transactions contemplated by the Loan Documents.

6.06         Financial Statements; No Material Adverse Effect. The Borrower has heretofore furnished to the Lenders and the Administrative Agent its consolidated balance sheet and statements of income, partners' or shareholders' equity (as the case may be) and cash flows as of and for the fiscal year ended January 3, 2010 and December 28, 2008, reported on by PricewaterhouseCoopers LLP, independent public accountants. Such financial materials present fairly, in all material respects, the financial position and results of operations, partners' or shareholders' equity (as the case may be) and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP. Since January 3, 2010, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.07         Properties.

(a)            Each Loan Party and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)            Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Loan Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

6.08         Accuracy of Information; Disclosure. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and the Administrative Agent and the Lenders recognize and acknowledge that such projected financial information is not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material.

6.09         Margin Stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets of the Borrower and its Subsidiaries on a consolidated basis will be margin stock (within the meaning of Regulation U issued by the FRB). No Loan Party is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or extending credit for the purpose of purchasing or carrying margin stock.

6.10         Compliance with Laws and Agreements. Each Loan Party is in compliance with all requirements of Laws and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Loan Party is in default in any material respect beyond any applicable grace period under or with respect to any of its Organization Documents or any indenture, agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound, the existence of which default has not been waived in writing and which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

6.11         Compliance with Certain Acts. Each Loan Party is in compliance with the (a) Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (b) Patriot Act. No part of any Credit Extension will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended from time to time, and any successor statute or statutes. None of the Loan Parties or any of their respective directors, officers, managers or principal employees (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) regulation or executive order.

6.12         Investment Company Act. No Loan Party is (or is required to be registered as) an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the United States Investment Company Act of 1940, as amended from time to time, and any successor statute or statutes. Neither the making of any Credit Extensions, nor the use of the proceeds thereof, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of such Act or any rule, regulation, or order of the SEC thereunder, including without limitation, Regulation U issued by the FRB.

6.13         Solvency. Each Loan Party, is, individually and together with its Subsidiaries, Solvent.

6.14         No Immunity. Each Loan Party’s execution, delivery, and performance of this Agreement and the other Loan Documents constitute private rather than public or government acts and neither it nor any of its property has any sovereign immunity from jurisdiction of any court or from set-off or any legal process under the laws of the United States of America or the State of California or the laws of its jurisdiction of organization.

6.15         Taxes. Each Loan Party and its Subsidiaries have filed all federal and state income and other material tax returns and reports required to be filed, and have paid all federal and state income and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

6.16         No Default. No Default has occurred and is continuing.

6.17         Subsidiaries. Each Loan Party other than the Borrower is a Subsidiary of the Borrower.

6.18         Disclosure. Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No reports, financial statements, certificates, or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

6.19         ERISA Compliance.

(a)            Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws except in such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code, or an application for such a letter is currently being processed by the IRS, or such Plan has time remaining in which to apply to the IRS for such a letter prior to the expiration of the requisite period under applicable Treasury regulations or Internal Revenue Service pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. To the knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)            There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan maintained by the Loan Parties or any ERISA Affiliate that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)            Except as could not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

6.20         Perfection of Security Interests in the Collateral.

(a)            The Collateral Documents create in favor of the Administrative Agent, for the benefit of the Lenders, valid security interests in, and Liens on, the Collateral purported to be covered thereby and described therein, which security interests and Liens will be, upon the timely and proper filings, deliveries, notations and other actions contemplated in the Collateral Documents, perfected security interests and Liens (to the extent that such security interests and Liens can be perfected by such filings, deliveries, notations and other actions), prior to all other Liens other than Permitted Liens.

(b)            As of the Closing Date, the Borrower owns and controls 19,398,510 shares of WJE Stock. Other than such shares, neither the Borrower nor any of its Subsidiaries owns or controls, directly or indirectly, any other shares of WJE Stock.

(c)            The Korean Share Pledge will create in favor of the Pledgees (as defined therein) a valid, perfected, first priority security interest in the Pledged Shares (as defined therein) upon the endorsement of such security interest in the share certificates such shares and the recordation of such security interest in the shareholders registry of WJE in accordance with Section 4.2 of the Korean Share Pledge.

6.21         Pari Passu Ranking. Without derogating from the secured nature of the Loan Parties’ Obligations, each Loan Party’s obligations under or in respect of each Loan Document rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for claims that are preferred by any bankruptcy, insolvency, liquidation, or other similar laws of general application.

6.22         Burdensome Agreements. To the Loan Parties’ knowledge, neither any Loan Party nor any of its Subsidiaries is a party to or bound by, nor are any of the properties or assets owned by any Loan Party or any of its Subsidiaries used in the conduct of their respective businesses affected by, any agreement, resolution, bond, note, or indenture that could reasonably be expected to result in a Material Adverse Effect.

6.23         WJE Stock. Neither the WJE Stock nor any American Depository Receipts related thereto are traded on a United States national securities exchange or quoted on an established automated over-the-counter trading market in the United States.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations not yet due and payable), each Loan Party covenants and agrees that each Loan Party shall:

7.01         Financial Statements. Deliver to the Administrative Agent and the Lenders, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)            as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending on or about December 31, 2010), audited financial statements of the Borrower (with supporting schedules in form satisfactory to the Administrative Agent), including a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, shareholders’ or partners’ equity, as applicable, and cash flows for such fiscal year, setting forth in each case in comparative form (commencing with the first fiscal year for which the Borrower had a corresponding prior fiscal period) the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and opinion of PricewaterhouseCoopers LLC or other independent public accountants of recognized national standing reasonably acceptable to the Required Lenders (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)            as soon as available, but in any event within forty-five (45) days after the end of each of the fiscal quarters of each fiscal year of the Borrower, an unaudited consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal quarter, the related unaudited consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for such fiscal quarter and the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form (commencing with the first fiscal quarter for which the Borrower had a corresponding quarter in the prior fiscal year), as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, together with supporting schedules in form satisfactory to the Administrative Agent, all in reasonable detail and certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)            concurrently with any delivery under Sections 7.01(a) and 7.01(b), a management discussion and analysis describing any differences in the reported financial results as between the periods covered and the same periods during the immediately preceding fiscal year, and as between such periods and the same periods included in any budget delivered to the Administrative Agent or the Lenders pursuant hereto.

7.02         Certificates; Other Information. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)            upon the request of the Administrative Agent, concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

(b)            concurrently with the delivery of the financial statements referred to in Sections 7.01(a) or (b): (i) a certificate of the chief financial officer or the chief accounting officer of the Borrower, certifying (A) that such financial statements fairly present in all material respects the financial condition and the results of operations, shareholders’ or partners’ equity, as applicable, and cash flows of the Borrower and its consolidated Subsidiaries on the dates and for the periods indicated, in accordance with GAAP consistently applied, subject, in the case of interim financial statements, to normally recurring year-end adjustments and the absence of footnotes, and (B) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower during the period beginning on the date through which the last such review was made pursuant to this Section 7.02(b) (or, in the case of the first certification pursuant to this Section 7.02(b), the Closing Date) and ending on a date that is not more than

10 Business Days before the date of such delivery and that on the basis of such review of the Loan Documents, the use of the proceeds of the Loans, and the business and condition of the Loan Parties, to the actual knowledge of such officer, no WJE Prepayment Event has occurred, no Default has occurred or, if any such Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Loan Parties are taking or propose to take in respect thereof; and (ii) a duly completed Compliance Certificate signed by the chief executive officer or chief financial officer of the Borrower;

(c)            as soon as available, but in any event within five (5) days after the end of each of each fiscal month of the Borrower (commencing with the fiscal month ending October 31, 2010): (i) a Borrowing Base Certificate duly executed by the chief financial officer of the Borrower detailing the calculation of the Borrowing Base and demonstrating the Borrower’s compliance therewith to the satisfaction of the Administrative Agent, and (ii) a statement, in reasonable detail, of the Borrower’s unrestricted and restricted consolidated cash and cash equivalents as of the last day of such fiscal month and if requested by the Administrative Agent, copies of all deposit account, securities account and brokerage account statements, provided however that such statements shall be provided as soon as they become commercially available, and further, such statements may include downloads from internet-based bank balance reporting and information systems;

(d)            to the extent that any Loan Party is a public company, promptly after the same are available (and in any event within ten (10) days thereof), copies of each annual report, proxy or financial statement sent to equityholders of any Loan Party or any Subsidiary, and copies of all annual, regular, periodic and special reports and registration statements which a Loan Party or any Subsidiary may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

(e)            promptly, such additional information regarding the business or financial condition of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 7.01(a), (b) or (c) or Section 7.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02 or on which such reports are filed with the SEC and become publicly available; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

7.03         Notices.

(a)            Immediately provide the Administrative Agent with written notice of the occurrence of any WJE Prepayment Event.

(b)            Promptly, and in any event within twenty-four (24) hours of any determination that, at any time, the Total Revolver Outstandings exceed the Borrowing Base, deliver written notice to the Administrative Agent of such determination and the extent of the excess together with supporting calculations and documentation.

(c)            Promptly, and in any event within two (2) Business Days of the occurrence thereof, deliver written notice to the Administrative Agent of the occurrence of any Default.

(d)            Promptly and in any event within five (5) calendar days after any Responsible Officer obtains notice or knowledge thereof, written notice of:

(i)             any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect or a WJE Material Adverse Change;

(ii)            any action, suit, proceeding, claim or dispute threatened in writing at law, in equity, in arbitration or before any Governmental Authority, affecting any Loan Party or any Subsidiary as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (unless the Borrower has reasonably determined that an adverse determination would not, individually or in the aggregate, result in a Material Adverse Effect); and

(iii)           any monetary default in excess of $25,000,000 or other material default that is then continuing under any Indebtedness.

(e)            Within fifteen (15) calendar days after any Responsible Officer obtains notice or knowledge thereof, written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of any Loan Party and its Subsidiaries in an aggregate amount exceeding $25,000,000.

(f)            Within three (3) Business Days, notify the Administrative Agent of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary.

(g)            Promptly, and in any event within three (3) Business Days, written notice of any default under the DB Facility and written notice of any and all amendments, renewals, extensions, modifications, supplements, restatements or replacements to the DB Facility, together with copies of all related documentation;

(h)            No later than 4:00 p.m. on each DB Calculation Date, the Borrower shall provide written notice to the Administrative Agent of any adjustments to the Dollar Equivalent of the DB Credit Exposure as calculated pursuant to the terms and conditions of the DB Facility.

Each notice pursuant to this Section 7.03 shall be accompanied by a certificate of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04         Payment of Obligations. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including any obligation pursuant to any agreement by which it or any of its properties is bound and any Tax liabilities, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently pursued, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make such payment pending such contest could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

7.05         Preservation of Existence, Etc. Do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization and the rights, licenses, permits, privileges, authorizations, qualifications and accreditations material to the conduct of its business, in each case if the failure to do so, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation or other transaction expressly permitted hereunder.

7.06         Maintenance of Properties. Keep, maintain, preserve and protect, and cause each of its Subsidiaries to keep, maintain, preserve and protect, all property necessary in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

7.07         Maintenance of Insurance.

(a)            Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated companies engaged in the same or similar businesses as the Borrower and the Subsidiaries), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or such Subsidiary operates.

(b)            Cause the Administrative Agent to be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty days prior written notice before any such policy or policies shall be materially altered or canceled.

(c)            Furnish to the Administrative Agent from time to time, upon written request, copies of certificates of insurance under which such insurance is issued and such other information relating to such insurance as the Administrative Agent or any Lender may reasonably request.

7.08         Compliance with Laws. Comply with the requirements of all Laws, all orders, writs, injunctions and decrees applicable to it or to its business or property and all requirements of Governmental Authorities (including ERISA), except in such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.09         Inspections; Books and Records. Keep, and cause each of its Subsidiaries to keep, adequate books of record and account in which entries, in accordance with GAAP consistently applied, shall be made of all material financial matters and transactions in relation to its business and activities; and permit representatives of the Administrative Agent or any Lender to visit and inspect (upon one (1)

Business Day’s notice, so long as no Event of Default then exists and is continuing) any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all during regular business hours and as often as reasonably requested (provided, however, that unless an Event of Default shall have occurred and be continuing, such inspection right shall be limited to one occurrence per Lender in any 12-month period).

7.10         Use of Proceeds. Use the proceeds of the Credit Extensions to finance working capital, capital expenditures and other lawful corporate purposes, provided that in no event shall the proceeds of the Credit Extensions be used to purchase or carry margin stock (within the meaning of Regulation U issued by the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund, repay or refinance indebtedness originally incurred for such purpose, or, otherwise, in contravention of any Law or of any Loan Document.

7.11         ERISA Compliance. Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make, and verify that all ERISA Affiliates make, all required contributions to any Plan subject to Section 412, Section 430 or Section 431 of the Internal Revenue Code, except as could not reasonably be expected to result in material liability.

7.12         Pledged Assets.

(a)            Cause 100% of the issued and outstanding Equity Interests of WJE held directly or indirectly by the Borrower or any of its Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries required by the Administrative Agent in connection therewith, whether to perfect the security interests therein under the UCC or any other Laws (including the laws of the Republic of Korea), to comply with any applicable Law that may govern the effect of perfection of any Lien on the Collateral, to enable or expedite the Administrative Agent’s or any Lender’s ability to exercise rights and remedies with respect to the Collateral, or otherwise, all in form and substance reasonably satisfactory to the Administrative Agent.

(b)            Deliver opinions of counsel, filings and such other deliveries and documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents, favorable opinions of counsel (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent’s Liens and the Lenders’ Liens thereunder), all in form, content and scope reasonably satisfactory to the Administrative Agent. The Loan Parties shall also execute and deliver such other pledge agreements or similar documents as may required to create or evidence such pledge by the local law of the jurisdiction of organization of WJE, together with reasonably satisfactory legal opinions and related documentation.

(c)            The Borrower shall use its reasonable best efforts to monitor and calculate each of the following on a daily basis, and, to the extent required, provide the notices described in Section 7.03: (i) the Exchange Rate in effect on such day, (ii) the WJE Stock Closing Price for the most recent trading day, and (iii) the WJE Stock Value on such day. The obligation of the Loan Parties to monitor and, if necessary, report such calculations on a daily basis is not and should not be construed to vest in any Loan Parties, the exclusive right to calculate or determine such amounts, and in no event shall such calculations performed by any Loan Party be binding on the Administrative Agent or any Lender.

(d)            Perform and discharge each of the covenants, undertakings and obligations set forth in the Korean Share Pledge, including those set forth in Section 4 thereof, and in the Security Agreement, as and when required thereunder.

7.13         Deposit Accounts, Etc. (i) Open and maintain with Union Bank a deposit account that the Administrative Agent is authorized to charge for any amounts then due from Borrower or any other Loan Party under this Agreement, the Note or any other Loan Documents, including interest, principal, fees, costs, expenses or other amounts due hereunder or thereunder, and (ii) ensure that such account has immediately available funds sufficient to pay any such amounts payable to the Administrative Agent and the Lenders as and when they become due and payable. The Borrower agrees that each payment of any amounts owing pursuant to this Agreement or the other Loan Documents may be made by automatic deduction from the Borrower’s designated deposit account with Union Bank and that such debits shall not constitute a set-off.

7.14         Further Assurances. Execute, deliver, and acknowledge such Collateral Documents, and take such further actions from time to time, as the Administrative Agent acting on behalf of the Lenders may reasonably request from time to time for the purpose of granting to, maintaining or perfecting in favor of, the Administrative Agent for the benefit of the Lenders, or enforcing, first priority and exclusive security interests in the Collateral, including providing such reasonable assurances as to the enforceability and priority of the Liens and security interests of the Lenders and assurances of due recording of the Collateral Documents as the Administrative Agent may reasonably require.

7.15         Annual Budget. During the continuance of a Default or an Event of Default, at the request of any Lender, the Borrower will furnish to the Administrative Agent and each Lender, within ten (10) Business Days after such request, a copy of the Borrower’s annual budget for the then current fiscal year.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations not yet due and payable), each Loan Party covenants and agrees that no Loan Party shall:

8.01         Liens. Create, incur, assume or suffer to exist any Lien, other than Permitted Liens, upon any of its property, assets or revenues, whether now owned or hereafter acquired, unless, each of the following conditions are satisfied prior to or concurrent with the creation or attachment of such other Lien: (a) an identical Lien is granted to the Administrative Agent, for itself and the Lenders (or if required by the Administrative Agent, to each Lender on a pari passu basis) pursuant to such documents, instruments and agreements as are satisfactory to the Administrative Agent in its sole discretion, (b) the Lien granted to the Administrative Agent and/or the Lenders shall at all times be, and remain, perfected under applicable Law, and (c) such other Lien is at all times junior and subordinate or equal to the priority of the Lien in favor of the Administrative Agent and/or the Lenders (as applicable) pursuant to an intercreditor agreement in form and substance satisfactory to the Administrative Agent, including without limiting the generality of the foregoing, satisfactory prohibitions relating to the exercise of any rights or remedies of the holder of such other Lien against the Loan Parties and their property. Notwithstanding the foregoing, in no event shall any Loan Party create, incur, assume or suffer to exist any Lien on any of the Collateral, other than Liens of the type described in clause (a) of the definition of Permitted Liens. In addition, no Loan Party shall agree or consent to any restriction on such Loan Party’s ability to create, assume or suffer to exist any Lien on any of its property to secure its obligations under this Agreement, except (i) agreements set forth in the Loan Documents or (ii) prohibitions or conditions under (A) purchase money debt or Capital Leases solely to the extent that the agreement or instrument governing such purchase money debt or capital lease obligation prohibits a Lien on the property acquired with the proceeds of such purchase money debt or capital lease, and (B) the DB Facility documents as in effect on the date hereof.

8.02         Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any Equity Interests, capital stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any Investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a)            Permitted Investments;

(b)            loans or advances made to any Subsidiary (or any special-purpose entity created or sponsored by the Borrower or a Subsidiary) or made by any Subsidiary (or any special-purpose entity created or sponsored by the Borrower or a Subsidiary) to the Borrower or any other Subsidiary (or any special-purpose entity created or sponsored by the Borrower or a Subsidiary);

(c)            Guarantees constituting Permitted Indebtedness;

(d)            Specified Transactions, other than:

(i)             Specified Transactions with respect to which the Total Non-Stock Consideration paid or payable by the Loan Parties exceeds (i) $50,000,000 in the aggregate in respect of Specified Transactions that occur during the period from the date hereof until the end of fiscal year 2010 and (ii) $200,000,000 in the aggregate per fiscal year in respect of Specified Transactions that occur during any fiscal year after fiscal year 2010; provided, however, that a Loan Party may enter into a Specified Transaction regardless of the value of Total Non-Stock Consideration so long as such Specified Transaction involves no unaffiliated third parties and involves only such Loan Party and one or more Subsidiaries; and

(ii)            Specified Transactions with respect to which the Total Stock Consideration paid or payable by such Guarantor exceeds $750,000,000 in the aggregate per fiscal year; and

(e)            in accordance with and pursuant to the terms of the indentures governing the Indenture Indebtedness (such as a conversion of debt to equity securities or cash settlement thereof by way of repaying, prepaying, or purchasing Indebtedness thereunder).

8.03         Indebtedness. Create, incur, assume, guarantee or suffer to exist any Indebtedness, except:

(a)            Indebtedness under the Loan Documents;

(b)            Indebtedness that is non-recourse to such Loan Party (including Indebtedness containing customary recourse carve-outs, including those for environmental indemnities); provided that such Indebtedness shall not be permitted under this clause (b) if in connection therewith a personal recourse claim is established by judgment, decree or award by any court of competent jurisdiction or arbitrator of competent jurisdiction and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken to attach or levy upon any assets such Guarantor to enforce any such judgment, decree or award,

(c)            Indebtedness existing on the date hereof and listed on Schedule 8.03,

(d)            Indebtedness arising from the endorsement of instruments for collection in the ordinary course of business,

(e)            Indebtedness of any Loan Party (on the one hand) to the Borrower or any Subsidiary (on the other hand) in the ordinary course of business as conducted from time to time, which Indebtedness shall be subordinated to the prior payment in full in cash of the Obligations in accordance with Article IV;

(f)             Guarantees by any Loan Party in the ordinary course of business as conducted from time to time of any Loan Party or any Subsidiary, for any obligation other than Financial Indebtedness;

(g)            Indebtedness in favor of customers and suppliers of the Borrower and the Subsidiaries in connection with supply and purchase agreements in an aggregate principal amount not to exceed Two Hundred Million Dollars ($200,000,000) at any one time and any refinancings, refundings, renewals or extensions thereof (without shortening the maturity thereof or increasing the principal amount thereof);

(h)            Indebtedness in respect of (i) the Borrower’s 1.25% Senior Convertible Debentures due 2027 issued under that certain Indenture (the “Indenture”), dated as of February 7, 2007 by and among the Borrower and Wells Fargo Bank, National Association (the “Trustee”), that certain First Supplemental Indenture, dated as of February 7, 2007 by and among the Borrower and the Trustee with respect to the Borrower’s 1.25% Senior Convertible Debentures due 2027, each as in effect on the date hereof, in the maximum aggregate principal amount not to exceed $200,000,000 plus accrued interest thereon, (ii) the Borrower’s 0.75% Senior Convertible Debentures issued under the Indenture and that certain Second Supplemental Indenture, dated as of July 25, 2007, by and between the Borrower and the Trustee with respect to the Borrower’s 0.75% Senior Convertible Debentures due 2027, each as in effect on the date hereof, in the maximum aggregate principal amount of $225,000,000 plus accrued interest thereon, (iii) the Borrower’s 4.75% Senior Convertible Debentures due 2014 issued under the Indenture and that certain Third Supplemental Indenture, dated May 4, 2009 by and between the Borrower and the Trustee, in the maximum aggregate principal amount of $230,000,000, and refinancings thereof, and (iv) the Borrower’s 4.5% Senior Convertible Debentures due 2015 issued under the Indenture and that certain Fourth Supplemental Indenture, dated April 1, 2010 by and between the Borrower and the Trustee, in the maximum aggregate principal amount of $250,000,000, and refinancings thereof;

(i)            Indebtedness owed to bonding companies in connection with obligations under bonding contracts (however titled) entered into in the ordinary course of business, pursuant to which such bonding companies issue bonds or otherwise secure performance of the Borrower and the Subsidiaries for the benefit of their customers and contract counterparties;

(j)             Indebtedness of the Borrower owing to International Finance Corporation, in an aggregate principal amount not to exceed, at any time, $75,000,000 (plus interest accruing thereon and costs, fees and expenses incurred in connection therewith);

(k)            Indebtedness of the Borrower, in an aggregate principal amount not to exceed $250,000,000, with a bank counterparty which is guarantied by the Export-Import Bank of the U.S.;

(l)             Indebtedness of any Loan Party pursuant to the DB Facility in an aggregate outstanding amount not to exceed $400,000,000;

(m)           liabilities of the Loan Parties under Swap Contracts, with nationally recognized financial institutions reasonably satisfactory to the Administrative Agent pursuant to bona fide hedging transactions and not for speculation;

(n)            Indebtedness in connection with the factoring of the accounts receivable of any Loan Party in respect of rebates from U.S. Governmental Authorities pursuant to the Tech Credit Agreement in the ordinary course of business, which Indebtedness shall not exceed an aggregate amount equal to the face amount of such accounts receivable plus any accrued interest thereon;

(o)            Indebtedness consisting of guarantees by one or more Loan Parties of payment obligations of customers under purchase agreements entered into by such customers with the Borrower or any of its Subsidiaries, in an aggregate amount for all the Loan Parties combined not to exceed $50,000,000; and

(p)            other Indebtedness in an aggregate amount for all Loan Parties not in excess of $25,000,000.

8.04         Pari Passu Ranking. Without derogating from the Loan Parties’ obligations under the Loan Documents to, among other things, maintain a perfected first-priority security interest in the Collateral, each Loan Party will ensure that at all times the claims of the Lenders and the Administrative Agent against it under the Loan Documents will rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for claims that are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

8.05         Consolidation, Merger and Sale of Assets.

(a)            Enter into any merger or consolidation with any Person, liquidate, wind-up or dissolve (or suffer any liquidation, winding up or dissolution), terminate or discontinue its business, or sell, assign, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of its business or property, or permit any Subsidiary to do so, except that so long as no Default or Event of Default exists or would result therefrom (i) any Loan Party may merge with or into any other Loan Party; provided that if such transaction involves the Borrower, the Borrower is the continuing or surviving Person, (ii) any Subsidiary of the Borrower may merge or consolidate with any other Subsidiary of the Borrower provided that if a Loan Party is a party to such transaction, the continuing or surviving Person is a Loan Party, (iii) the Borrower or any Subsidiary may merge with any other Person in connection with a Specified Transaction expressly permitted under Section 8.02(d) provided that if a Loan Party is party to transaction, such Loan Party shall be the surviving Person and (d) any Subsidiary may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect and all of its assets and business is transferred to a Loan Party.

(b)            Without at least ten Business Days’ prior written notice to the Administrative Agent Sell, assign, lease, pledge, transfer or otherwise dispose of any of the WJE Stock now held or hereafter acquired; provided however, in no event shall any Loan Party assign, lease, pledge, transfer or otherwise dispose of any WJE Stock if a Default or Event of Default then exists or would exist immediately after giving effect thereto.

8.06         Swap Contracts. Enter into any Swap Contract, except Swap Contracts entered into in the ordinary course of business (not for purposes of speculation) to hedge or mitigate risks related to interest rates, currency exchange rates, or credit risk to which such Loan Party is exposed in the conduct of its business as conducted from time to time or the management of its liabilities, or for commodities hedges in the ordinary course of business as conducted from time to time, or hedges entered into in connection with Indebtedness of the Borrower convertible into equity securities of the Borrower (or cash settled, with settlement calculated with reference to the price of the Borrower’s equity securities) for the benefit of the holders of the Borrower’s equity securities.

8.07         Fiscal Year; Fiscal Quarters. Change the method of identifying its fiscal periods without the Administrative Agent’s written consent (not to be unreasonably withheld).

8.08         Use of Proceeds; Margin Stock. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB), (b) in a manner that will violate or be inconsistent with Regulation T, U, or X of the Board of Governors of the Federal Reserve System, (c) to extend credit to others for the purpose of purchasing or carrying margin stock or to refund, repay or refinance indebtedness originally incurred for such purpose, or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

8.09         Transactions with Affiliates. Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to such Loan Party than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries, (c) any dividends or distributions permitted by Section 8.12, (d) transactions constituting the incurrence of Indebtedness permitted under Section 8.03, (e) transactions constituting Permitted Investments, (f) Specified Transactions expressly permitted hereunder, (g) the payment of reasonable fees, compensation, or employee benefit arrangements to, and any indemnity provided for the benefit of, officers, employees, and directors, and (h) loans or advances to employees in the ordinary course of business in compliance with applicable law.

8.10         Conduct of Business. Engage to any material extent in any business other than businesses of the type conducted by such Loan Party on the date of execution of this Agreement and any businesses reasonably related thereto from time to time.

8.11         Collateral Coverage. Subject to the Borrower’s grace period for payment pursuant to Section 2.05(b), permit or suffer the Total Revolving Outstandings to exceed an amount equal to the Dollar Equivalent value of Collateral in which the Administrative Agent holds a valid and perfected first-priority Lien.

8.12         Restricted Payments. Declare or pay any Restricted Payments (a) except as permitted under its Organization Documents, (b) which, after giving effect thereto, would result in the occurrence of any Default, (c) during the continuance of any Event of Default, regardless of whether the Administrative Agent has given the Borrower notice of such Event of Default, or (d) from and after notice from the

Administrative Agent of the occurrence of any Default, until such time as such Default has been cured or waived in accordance with the terms hereof. Without limiting the foregoing, the Borrower shall not declare or pay any Restricted Payments to its stockholders which, in the aggregate, exceed $200,000,000 in any fiscal year.

8.13         [Reserved].

8.14         Financial Covenants.

(a)            Minimum Consolidated Liquidity. Permit or allow, at any time during the first three fiscal quarters of the Borrower during fiscal year 2010, the Borrower’s unrestricted cash and cash equivalents, on a consolidated basis, to be less than $100,000,000. At any time thereafter, permit or allow the Borrower’s unrestricted cash and cash equivalents, on a consolidated basis, to be less than the lesser of (i) $225,000,000 or (ii) an amount equal to the sum of (A) $50,000,000 plus (B) an amount equal fifty percent (50%) of the Dollar Equivalent of the DB Credit Exposure at such time.

(b)            Capitalization Ratio. Permit or suffer the ratio of (i) the aggregate Financial Indebtedness of the Borrower and its consolidated Subsidiaries at any time (other than Indebtedness of any consolidated Subsidiary that is non-recourse to such Subsidiary except for customary carve-outs (including environmental liability, gross negligence or willful misconduct, and similar matters)) to (ii) the sum of (A) the aggregate Financial Indebtedness of the Borrower and its consolidated Subsidiaries at such time (other than Indebtedness of any consolidated Subsidiary that is non-recourse to such Subsidiary except for customary carve-outs (including environmental liability, gross negligence or willful misconduct, and similar matters)) plus (B) the stockholder’s equity of the Borrower and its consolidated Subsidiaries at such time, to exceed fifty-five percent (55%).

(c)            Consolidated Interest Coverage Ratio. Permit or allow the interest coverage ratio, calculated on a rolling four quarters basis, of Consolidated EBITDA to Consolidated Interest Charges (including all fees and charges with respect to DB LOCs) to be less than 3.0 to 1.0 at the end of any fiscal quarter of the Borrower.

(d)            Maximum Net Leverage Ratio. Permit or allow the ratio of net consolidated Financial Indebtedness to Consolidated EBITDA for the four immediately preceding completed fiscal quarters of the Borrower to be more than 5.5 to 1.0 at the end of any of the first three fiscal quarters of the Borrower ending during fiscal year 2010. As used herein, “net consolidated Financial Indebtedness” means at any time an amount equal to (i) the aggregate Financial Indebtedness of the Borrower and its consolidated Subsidiaries at such time (other than Indebtedness of any consolidated Subsidiary that is non-recourse to such Subsidiary except for customary carve-outs (including environmental liability, gross negligence or willful misconduct, and similar matters)) minus (ii) the amount, if any, by which (A) the aggregate amount of unrestricted cash and cash equivalents of the Borrower and its consolidated Subsidiaries at such time exceeds (B) the aggregate amount of unrestricted cash and cash equivalents required to be maintained by the Borrower and its consolidated Subsidiaries at such time pursuant to paragraph (a) of this Section 8.14.

(e)            Maximum Leverage Ratio. Permit or allow, at any time from and after the fourth fiscal quarter of the Borrower during fiscal year 2010, the ratio of gross Financial Indebtedness to Consolidated EBITDA for the four immediately preceding completed fiscal quarters of the Borrower to be more than 4.0 to 1.0 at the end of any fiscal quarter of the Borrower. As used herein, the term “gross Financial Indebtedness” means at any time the aggregate Financial Indebtedness of the Borrower and its consolidated Subsidiaries at such time (other than Indebtedness of any consolidated Subsidiary that is non-recourse to such Subsidiary except for customary carve-outs (including environmental liability, gross negligence or willful misconduct, and similar matters).

8.15         Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.

(a)            Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.

(b)            Change its fiscal year.

(c)            Without providing ten days prior written notice to the Administrative Agent, change its name, state of formation or form of organization.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01         Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default:

(a)            Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)            Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in Section 7.01, 7.02, 7.03, 7.05 (with respect to any Loan Party’s existence), 7.10, 7.12, 7.13 or Article VIII; or

(c)            Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the earlier of (i) a Responsible Officer of any Loan Party becoming aware of such failure or (ii) notice thereof to any Loan Party by the Administrative Agent; or

(d)            Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)            Cross-Default. (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000 or the equivalent amount of foreign currency, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided, that an Event of Default under this clause shall continue only so long as the applicable event or condition constituting such Event of Default is not waived or rescinded by the holders of such Indebtedness; or (ii) any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required payment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

(f)            Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

(g)            Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary shall for any reason cease to be Solvent or otherwise become unable, or admit in writing its inability, or fail generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(h)            Judgments. There is entered against any Loan Party or any Subsidiary one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $25,000,000, and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)             ERISA.

(i)             An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or

(ii)            the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)             Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason or the indefeasible satisfaction in full, in cash, of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document (including any purported revocation of the guaranty under Article IV hereof); or

(k)            Guaranty Called. The Borrower is called upon to satisfy any Guarantee obligation or simultaneous Guarantee obligations with an aggregate liability in excess of $10,000,000, where the Borrower’s performance of such obligations, as substantiated by the beneficiary thereof, is not contingent on any additional condition, including the passage of time; or

(l)             Change of Control. There occurs any Change of Control.

9.02         Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)            declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b)            declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)            exercise on behalf of itself, the Lenders all rights and remedies available to it, the Lenders under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of an actual or, in the case of a voluntary proceeding, deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, without further act of the Administrative Agent or any Lender.

9.03         Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and fees, premiums and scheduled periodic payments, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, in cash, to the Borrower or as otherwise required by Law.

ARTICLE X

ADMINISTRATIVE AGENT

10.01      Appointment and Authority.

(a)            Each of the Lenders hereby irrevocably appoints Union Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except as set forth in Section 10.06, no Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b)            Each Lender agrees that it shall not have any right individually to realize upon the Collateral granted to the Administrative Agent or directly to the Lenders pursuant to any Loan Document, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders upon the terms thereof. Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender to release any Lien in any Collateral if such release is consented to in accordance with Section 11.01.

10.02      Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03      Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)            shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04      Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05      Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.06      Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower if no Event of Default has occurred and is continuing, to appoint a successor, which shall be a bank with an office in the United

States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

10.07      Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08      No Other Duties; Etc. Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

10.09      Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations arising under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 11.04) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.10      Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)            to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 11.01;

(b)            to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and

(c)            to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.

10.11      Indemnification. Each Lender severally agrees to indemnify the Administrative Agent and each of its officers, directors, employees, agents, advisors and Affiliates (to the extent not promptly reimbursed by each Applicant or paid by the Loan Parties pursuant to Section 11.04 and without limitation of each of those parties’ obligation to do so) from and against such Lenders Applicable Percentage of all claims, liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (including the reasonable and documented fees and disbursements of counsel) whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent or any such other Person in any way relating to or arising out of the Loan Documents, any action taken or omitted by the Administrative Agent under the Loan Documents, any transaction from time to time contemplated by any Loan Document, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Extension of Credit; provided that no Lender shall be liable to any such indemnified Person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender severally agrees to reimburse the Administrative Agent promptly upon demand for its Applicable Percentage of any costs and expenses (including the reasonable and documented fees and expenses of counsel) payable by the Loan Parties under Section 11.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Loan Parties. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its Applicable Percentage of any amount required to be paid by the Lenders to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its Applicable Percentage of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender ‘s Applicable Percentage of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

ARTICLE XI

MISCELLANEOUS

11.01      Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that

(a)            no such amendment, waiver or consent shall:

(i)             extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that amendment, modification or a waiver of any condition precedent set forth in Section 5.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii)            postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

(iii)           reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such amount; provided, however, that only the consent of the Required Lenders shall be necessary to (A) amend the definition of “Default Rate” or waive any obligation of the Borrower to pay interest at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(iv)           change Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(v)            change any provision of this Section 11.01(a) or the definition of “Required Lenders” without the written consent of each Lender directly affected thereby;

(vi)           release all or substantially all of the Collateral without the written consent of each Lender whose Obligations are secured by such Collateral;

(vii)          release the Borrower without the consent of each Lender, or, except in connection with a transaction permitted under Section 8.04 or Section 8.05, all or substantially all of the value of the Guaranty without the written consent of each Lender whose Obligations are guarantied thereby, except to the extent such release is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone); or

(b)            prior to the termination of the Revolving Commitments, unless also signed by Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the Revolving Commitments, no such amendment, waiver or consent shall, (i) waive any Default for purposes of Section 5.02(b), (ii) amend, change, waive, discharge or terminate Sections 5.02 or 9.01 in a manner adverse to such Lenders or (iii) amend, change, waive, discharge or terminate Section 8.11 (or any defined term used therein) or this Section 11.01(b); or

(c)            unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, however, that notwithstanding anything to the contrary herein, (i) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein; (iii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders; and (iv) with respect to any increase in the Revolving Commitments pursuant to Section 2.04 such increase may be effected by an Accession Agreement executed only by Borrower, the Administrative Agent and the applicable Acceding Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

11.02      Notices; Effectiveness; Electronic Communications.

(a)            Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)             if to any Loan Party or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)            if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified on Schedule 2.01.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)            Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)            [Reserved].

(d)            Change of Address, Etc. Each of the Loan Parties and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)            Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices)

purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03      No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04      Expenses; Indemnity; and Damage Waiver.

(a)            Costs and Expenses. The Loan Parties shall pay (i) all reasonable expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement or any of the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)            Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability, in each case related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee (or such Indemnitee’s officers, directors employees or agents) or (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)            Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof) or any Related Party, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).

(d)            Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)            Payments. All amounts due under this Section shall be payable not later than twenty (20) Business Days after written demand therefor.

(f)            Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05      Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06      Successors and Assigns.

(a)            Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)             Minimum Amounts.

(A)           in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)            in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning

Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of an assignment of a Revolving Commitment (and the related Revolving Loans thereunder) unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)            Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto, assigned;

(iii)           Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)           the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)            the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the Commitment subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)           Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent such information regarding such assignee as the Administrative Agent may reasonably request.

(v)            No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of its Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural person.

(vi)           Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)            Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)            Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vii) of Section 11.01(a) that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Sections 2.11 and 2.13 as though it were a Lender.

(e)            Limitation on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)            Lender Securitization. In addition to any other assignment permitted pursuant to this Section 11.06, the Loan Parties hereby acknowledge that (x) the Lenders, their Affiliates and Approved Funds (the “Lender Parties”) may sell or securitize the Loans (a “Lender Securitization”) through the pledge of the Loans as collateral security for loans to a Lender Party or the assignment or issuance of direct or indirect interests in the Loans (such as, for instance, collateralized loan obligations), and (y) such Lender Securitization may be rated by a Rating Agency. The Loan Parties shall reasonably cooperate with the Lender Parties to effect the Lender Securitization including by providing such information as may be reasonably requested by the Lenders or Rating Agencies in connection with the rating of the Loans or the Lender Securitization.

11.07      Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees, severally as to itself only to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) or to Rating Agencies, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, provided that such Person disclosing such Information shall use reasonable efforts (but without liability for failure to do so) to provide the Loan Parties with advance notice of such disclosure to the extent practical and not prohibited by Law, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Loan Party and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from a Loan Party relating to the Loan Parties or any of their respective businesses, designated as confidential, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08      Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Sections 2.11 and 2.13 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09      Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10      Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11      Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.12      Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13      Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 11.01 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable) or (iv) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)            the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b)            such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)            in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)            such assignment does not conflict with applicable Laws; and

(e)            in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14      Governing Law; Jurisdiction; Etc.

(a)            GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS EXPRESSLY STATED OTHERWISE THEREIN, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)            SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA SITTING IN SANTA CLARA COUNTY, CALIFORNIA AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF CALIFORNIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)            WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF

VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)            SERVICE OF PROCESS. EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15      Disputes; Waiver of Right to Trial by Jury. TO THE EXTENT PERMITTED BY LAW, IN CONNECTION WITH ANY CLAIM, CAUSE OF ACTION, PROCEEDING OR OTHER DISPUTE CONCERNING THE LOAN DOCUMENTS (EACH A “CLAIM”), THE PARTIES TO THIS AGREEMENT EXPRESSLY, INTENTIONALLY, AND DELIBERATELY WAIVE ANY RIGHT EACH MAY OTHERWISE HAVE TO TRIAL BY JURY. IN THE EVENT THAT THE WAIVER OF JURY TRIAL SET FORTH IN THE PREVIOUS SENTENCE IS NOT ENFORCEABLE UNDER THE LAW APPLICABLE TO THIS AGREEMENT, THE PARTIES TO THIS AGREEMENT AGREE THAT ANY CLAIM, INCLUDING ANY QUESTION OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE STATE LAW APPLICABLE TO THIS AGREEMENT. THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE COURT SHALL APPOINT THE REFEREE. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS PARAGRAPH SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS PARAGRAPH. THE PARTIES ACKNOWLEDGE THAT IF A REFEREE IS SELECTED TO DETERMINE THE CLAIMS, THEN THE CLAIMS WILL NOT BE DECIDED BY A JURY. WITHOUT LIMITING THE GENERALITY OF SECTION 11.04, THE BORROWER SHALL BE SOLELY RESPONSIBLE TO PAY ALL FEES AND EXPENSES OF ANY REFEREE APPOINTED IN SUCH ACTION OR PROCEEDING.

11.16      No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and (B) the Administrative Agent has no obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and its respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and the Administrative Agent has no obligation to disclose any of such interests to the Loan Parties and their respective Affiliates. To the fullest extent permitted by Law, each of the Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent and its Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17      Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

11.18      USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the other Loan Parties, which information includes the name and address of the Borrower and the other Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the other Loan Parties in accordance with the Patriot Act. The Borrower and each other Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	SUNPOWER CORPORATION,
a Delaware corporation

	By:	/s/ Dennis V. Arriola
	Name:	Dennis V. Arriola
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:	SUNPOWER CORPORATION, SYSTEMS,
a Delaware corporation

	By:	/s/ Dennis V. Arriola
	Name:	Dennis V. Arriola
	Title:	Senior Vice President and Chief Financial Officer

SUNPOWER NORTH AMERICA, LLC,
a Delaware limited liability company

	By:	/s/ Dennis V. Arriola
	Name:	Dennis V. Arriola
	Title:	Chief Financial Officer

[Signature Page to Credit Agreement]

ADMINISTRATIVE
AGENT:	UNION BANK, N.A.,
as Administrative Agent

	By:	/s/ James B. Goudy
	Name:	James B. Goudy
	Title:	Vice President

LENDERS:	UNION BANK, N.A.,
as a Lender

	By:	/s/ James B. Goudy
	Name:	James B. Goudy
	Title:	Vice President

[Signature Page to Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jason Alexander Huck
Name:	Jason Alexander Huck
Title:	Vice President, Relationship Manager

[Signature Page to Credit Agreement]

SCHEDULE 2.01

LENDERS AND REVOLVING LOAN COMMITMENTS
(As of Closing Date)

Lender Name and Address	Revolving Commitment	APPLICABLE PERCENTAGE
Union Bank, N.A. Attention: J. William Bloore and James B. Goudy 99 Almaden Boulevard, Suite 200 San Jose, California 95113 Facsimile: (408) 280-7163	$40,000,000.00	57.142857143%

HSBC Bank USA, N.A. Attention: Jason Alexander Huck 601 Montgomery Street 10th Floor San Francisco, CA 94111 Facsimile: (415) 678-3860	$30,000,000.00	42.857142857%

Total Commitment:	$70,000,000.00	100%

AGENT’S AND LENDERS’ WIRE TRANSFER
INFORMATION FOR PAYMENTS

Party	Wire Transfer Instructions (or address) for Payments
Union Bank, N.A.	Bank Name: Address: Account No.: ABA No.: Reference:	Union Bank, N.A. 1980 Saturn Street Monterey Park, CA 91754-7417 *** 122000496 SUNPOWER CORPORATION
HSBC Bank USA, N.A.	Bank Name: Address: Account No.: ABA No.: Reference:	HSBC Bank USA, N.A. New York, NY *** 021001088 SUNPOWER CORP

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.01-1

SCHEDULE 8.01

EXISTING LIENS

1.
Liens on accounts receivable, inventory, and specific cash collateral specifically described in that certain financing statement filed with the Delaware Secretary of State on April 13, 2010, as Filing Number 2010 1269319, identifying SunPower Corporation as debtor, and Deutsche Bank AG New York Branch, as administrative agent, as secured party, as amended on or about the Closing Date to restate the collateral description therein to exclude the Collateral.

2.
Liens on deposit account number *** maintained in the name of Borrower with Wells Fargo Bank, N.A., investment account number *** maintained in the name of Borrower with Wells Fargo Bank, N.A., and multi-currency account numbers *** and *** maintained in the name of Borrower with Wells Fargo Bank, N.A.’s Cayman Islands branch, securing the Wells Fargo Indebtedness (as defined in Schedule 8.03).

***

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.01-1

SCHEDULE 8.02

EXISTING LOANS, ADVANCES, AND INVESTMENTS

1.	Investment in *** (approximately $3,000,000).

2.	Investment in *** (approximately $1,500,000).

3.	Investment in Woongjin Energy Co. Ltd. (approximately $34,000,000).

4.	Put/Call option to invest in ***.

5.	Investment in *** (approximately $10,000,000).

6.	1% member interest in SPWR Galaxy Holdco 2007 LLC.

7.	Investment in a privately-held company accepted in connection with ***, with a current value that does not exceed $***.

***

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.02-1

SCHEDULE 8.03

EXISTING INDEBTEDNESS

1.
Indebtedness of the Borrower in connection with the Borrower's guarantee of leasing arrangements, pursuant to a Term Leasing Master Agreement between the Borrower's former Malaysian subsidiary, now a joint venture, AUO SunPower Sdn. Bhd., as lessee and IBM Malaysia Sdn. Bhd. as lessor. [Desktop and laptop computers for use by the Borrower's Malaysian Subsidiary]

2.
Indebtedness of the Borrower in connection with the Borrower's guarantee of leasing arrangements, pursuant to a Corporate Guarantee by the Borrower of obligations of SunPower Philippines Mfg. Ltd. as lessee in favor of IBM Philippines, Inc. as lessor [Desktop and laptop computers for use by the Borrower's Philippines subsidiary]

3.
Indebtedness of the Borrower under the Borrower's Master Agreement with Cisco Systems Capital Corporation as lessor and any schedules appurtenant thereto (the "Cisco Leasing Indebtedness"). [Routers and other IT equipment for use by the Borrower and its Subsidiaries]

4.	Indebtedness of the Borrower in connection with leasing arrangements with US Bancorp (the "US Bancorp Leasing Indebtedness"). [Office copiers and printers for use by the Borrower and its Subsidiaries]

5.
Indebtedness of the Borrower in connection with a leasing arrangement with Well Fargo Bank, N.A. as lessor (the "Wells Fargo Leasing Indebtedness"). [Cleaning equipment for use of the Borrower and its Subsidiaries]

6.
Indebtedness of the Borrower pursuant to the following promissory notes, each dated March 26, 2010, issued to certain officers and employees of SunRay Renewable Energy ("SunRay"), in lieu of cash payment to such persons for their SunRay shares in connection with the Borrower's acquisition of SunRay:

a.	*** in the amount of $***;
b.	*** in the amount of $***;
c.	*** in the amount of $***;
d.	*** in the amount of $***;
e.	*** in the amount of $***;
f.	*** in the amount of $***;
g.	*** in the amount of $***; and
h.	*** in the amount of $***.

7.
Indebtedness in an aggregate outstanding amount not exceeding ________ of the Borrower, and Guarantees of the Borrower’s obligations by the Guarantors, in connection with the Amended and Restated Credit Agreement, dated March 20, 2009, between the Borrower and Wells Fargo Bank, National Association as amended and in effect as of the Closing Date (the "Wells Fargo Indebtedness").

***

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.03-1

SCHEDULE 11.02

CERTAIN ADDRESSES FOR NOTICES

Administrative Agent:

Notices (other than Requests for Extensions of Credit after the Closing Date):

UNION BANK, N.A., as Agent
Attention: J. William Bloore and
   James B. Goudy
99 Almaden Boulevard, Suite 200
San Jose, California 95113
Facsimile: (408) 280-7163

For Payments and Requests for Extensions of Credit after the Closing Date:

UNION BANK, N.A., as Agent
Commercial Loan Operations
601 East Potrero Grande Drive
Monterey Park, CA 91754
Facsimile: (323) 720-2252

With a copy to:

UNION BANK, N.A., as Agent
Attention: J. William Bloore and
   James B. Goudy
99 Almaden Boulevard, Suite 200
San Jose, California 95113
Facsimile: (408) 280-7163

Payments:

Bank Name:	Union Bank, N.A.
Address:	1980 Saturn Street
Monterey Park, CA 91754-7417
Account No.:	***
ABA No.:	122000496
Reference:	SUNPOWER CORPORATION

Loan Parties:

SUNPOWER CORPORATION
3939 North First Street
San Jose, CA 95134
Attn:	Dennis V. Arriola, Senior Vice President
and Chief Financial Officer
Telephone: 408-240-5500
Facsimile: 408-240-5404
Electronic Mail: dennis.arriola@sunpower.com

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.02-1

EXHIBIT 2.02

[FORM OF] LOAN NOTICE

Date:___________________

To:	Union Bank, N.A., as Agent
Commercial Loan Operations
601 East Potrero Grande Drive
Monterey Park, CA 91754
Facsimile: (323) 720-2252

with a copy to:

Union Bank, N.A., as Agent
Attention: J. William Bloore and
   James B. Goudy
Northern California Commercial Banking Group
99 Almaden Boulevard, Suite 200
San Jose, CA 95113

Ladies and Gentlemen:

SUNPOWER CORPORATION, a Delaware corporation (the “Borrower”) submits this Loan Notice pursuant to Section 2.02 of the Credit Agreement, dated as of October 29, 2010 (as amended, modified, supplemented, restated or renewed from time to time, the “Credit Agreement”) by and among Borrower, SUNPOWER CORPORATION, SYSTEMS, a Delaware corporation (“SCS”), SUNPOWER NORTH AMERICA, LLC, a Delaware limited liability company (together with SCS and the other guarantors from time to time party to the Credit Agreement, the “Guarantors”), the several financial institutions from time to time party thereto (the “Lenders”), and UNION BANK, N.A., as a Lender and Sole Lead Arranger and as administrative agent for the Lenders (in such capacity, the “Agent”). All capitalized terms used in this Loan Notice shall have the meanings specified in the Credit Agreement unless otherwise defined herein.

The undersigned hereby certifies that (a) [he][she] is the acting and incumbent [President] [Chief Executive Officer] [Vice President- Finance] [Chief Financial Officer] of the Borrower, and (b) in such capacity, [he][she] is authorized to execute this Loan Notice and request credit hereunder for and on behalf of the Borrower in connection with the Credit Agreement.

We hereby represent, warrant and certify to you that (a) the proceeds specified herein shall be used in strict accordance with the provisions of the Credit Agreement, (b) the representations and warranties of the Borrower and the other Loan Parties contained in the Credit Agreement or otherwise made by the Borrower or any other Loan Party in connection with the transactions contemplated thereby were true and correct in all material respects when made, and are true and correct in all material respects on and as of the date hereof with the same effect as if made herein (except to the extent that such representations and warranties relate expressly to an earlier date); provided, however, the foregoing materiality qualification does not apply to those representations and warranties that already are qualified or modified by materiality in the text thereof, (c) each Loan Parties has performed and complied with all of the terms and conditions contained in the Credit Agreement required to be performed or complied with by such Loan Party prior to or at the time of this notice and request, (d) at and as of the date of hereof, neither Borrower nor any Loan Party is in default of any of its obligations under the Credit Agreement,

2.02-1

and no Default or Event of Default exists and (e) the execution and delivery of this Loan Notice has been authorized by all necessary corporate action/proceedings on behalf of the Borrower.

1.             The Borrower requests (select one):

a.              ____ a Borrowing of Revolving Loans.

b.              ____ a continuation or conversion of Revolving Loans.

2.             [Use if 1.a. is selected] The Borrower requests that the Lenders make a [Base Rate] [LIBOR Rate] Loan on [proposed drawdown date]1 for the Interest Period commencing on [proposed drawdown date] and ending on [_____]2 in the principal amount of [$_____]3.

2.             [Use if 1.b. is selected] The Borrower requests on , 20 a LIBOR Rate Loan as follows:

(a)           (i)             ____ A rate conversion of an existing Base Rate Loan to a LIBOR Rate Loan; or

(ii)            ____ A continuation of an existing LIBOR Rate Loan as a LIBOR Rate Loan.

[Check (i) or (ii) above]

(b)            The date on which the LIBOR Rate Loan is to be made is ___________________, 20___

(c)            The amount of the LIBOR Rate Loan is to be ___________________ ($____________), for an LIBOR Loan Period of ____________ month(s).

Very Truly Yours,

SUNPOWER CORPORATION

By:

Print Name:

Title:

For Internal Bank Use Only

LIBOR Pricing Date	LIBOR Rate	LIBOR Rate Variance	Maturity Date
___%
____________________________
1       Loan Notice must be made at least 1 Business Day prior to the proposed drawdown date of any Base Rate Loan and 3 Business Days prior to the proposed drawdown date of any LIBOR Rate Loan.
2       For Base Rate Loans, the last day of the calendar quarter following the proposed drawdown date; for LIBOR Rate Loans, 1, 2, or 3 months after the proposed drawdown date.
3       Each Loan Notice relating to a LIBOR Rate Loan shall be in a minimum aggregate amount of $5,000,000.

2.02-2

EXHIBIT 2.04(b)

[FORM OF] ACCESSION AGREEMENT

Dated as of [________, 20__]

Reference is hereby made to the Credit Agreement, dated as of October 29, 2010 (as amended, modified, supplemented, restated or renewed from time to time, the “Credit Agreement”) by and among SUNPOWER CORPORATION, a Delaware corporation (the “Borrower”), SUNPOWER CORPORATION, SYSTEMS, a Delaware corporation (“SCS”), SUNPOWER NORTH AMERICA, LLC, a Delaware limited liability company (together with SCS and the other guarantors from time to time party to the Credit Agreement, the “Guarantors”), the several financial institutions from time to time party thereto (the “Lenders”), and UNION BANK, N.A., as a Lender and Sole Lead Arranger and as administrative agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 2.04(b) of the Credit Agreement, Borrower, Agent and [__________] (the “Acceding Lender”) hereby agree as follows:

1.             Accession. Subject to the terms and conditions of this accession agreement, the acceding lender hereby agrees to assume, without recourse to agent or any lender, on the effective date (as defined below), a commitment to make loans in the amount of [$____________] (the “assumption amount”), in accordance with the terms and conditions set forth in the credit agreement [, which amount is in addition to the acceding lender’s existing commitment of [$____________]]. On the effective date, borrower shall pay to the acceding lender an upfront fee in the amount of [$___________] which fee shall be nonrefundable when paid. Upon such assumption, the aggregate revolving commitments shall be automatically increased by the assumption amount. The acceding lender hereby agrees to be bound by, and hereby requests the agreement of borrower and agent that the acceding lender shall be entitled to the benefits of, all of the terms, conditions and provisions of the credit agreement as if the acceding lender had been one of the lending institutions originally executing the credit agreement as a lender; provided, that nothing herein shall be construed as making the acceding lender liable to borrower or the lenders in respect of any acts or omissions of any party to the credit agreement or in respect of any other event occurring prior to the effective date (as defined below) of this accession agreement [unless the acceding lender was a lender prior to the effective date].

2.             Representations, Warranties and Agreements of Acceding Lender. The Acceding Lender (a) represents and warrants that (i) it is duly and legally authorized to enter into this Accession Agreement, (ii) the execution, delivery and performance of this Accession Agreement do not conflict with any provision of law or of the charter or by-laws of the Acceding Lender, or of any agreement binding on the Acceding Lender, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Accession Agreement, and to render the same the legal, valid and binding obligation of the Acceding Lender, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Accession Agreement; (c) agrees that it will, independently and without reliance upon the Lenders or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) represents and warrants that it is eligible to become a party to this Accession Agreement under the terms and conditions

2.04(b)-1

of the Credit Agreement; (e) appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3.             Effect of Accession. The effective date for this Accession Agreement shall be [________ __, 20__] (the “Effective Date”). Following the execution of this Accession Agreement by Borrower, and the Acceding Lender, it will be delivered to the Agent for acceptance. Upon acceptance by the Agent, Schedule 2.01 to the Credit Agreement shall thereupon be replaced as of the Effective Date by Schedule 2.01 annexed hereto. Agent shall thereafter notify the other Lenders of the revised Schedule 2.01 and the arrangements proposed to ensure that the outstanding amount of Loans made by each Lender will correspond to its respective Applicable Percentages after giving affect to the accession contemplated hereby.

4.             Payments. Upon such acceptance, from and after the Effective Date, Borrower shall make all payments in respect of the Acceding Lender’s Commitment (including payments of principal, interest, fees and other amounts).

5.             Governing Law; Venue; etc. THIS ACCESSION AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA SITTING IN SANTA CLARA COUNTY, CALIFORNIA AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF CALIFORNIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ACCESSION AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS REVOLVING LOAN NOTE SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS ACCESSION AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ACCESSION AGREEMENT IN ANY COURT REFERRED TO HEREIN. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT. EACH PARTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN

2.04(b)-2

THIS ACCESSION AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THE CREDIT AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

6.             DISPUTES. TO THE EXTENT PERMITTED BY LAW, IN CONNECTION WITH ANY CLAIM, CAUSE OF ACTION, PROCEEDING OR OTHER DISPUTE CONCERNING THIS ACCESSION AGREEMENT (EACH A “CLAIM”), THE PARTIES EXPRESSLY, INTENTIONALLY, AND DELIBERATELY WAIVE ANY RIGHT EACH MAY OTHERWISE HAVE TO TRIAL BY JURY. IN THE EVENT THAT THE WAIVER OF JURY TRIAL SET FORTH IN THE PREVIOUS SENTENCE IS NOT ENFORCEABLE UNDER THE LAW APPLICABLE TO THIS ACCESSION AGREEMENT, THE PARTIES TO THIS ACCESSION AGREEMENT AGREE THAT ANY CLAIM, INCLUDING ANY QUESTION OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE STATE LAW APPLICABLE TO THIS ACCESSION AGREEMENT. THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE COURT SHALL APPOINT THE REFEREE. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS PARAGRAPH SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY, UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS PARAGRAPH. THE PARTIES ACKNOWLEDGE THAT IF A REFEREE IS SELECTED TO DETERMINE THE CLAIMS, THEN THE CLAIMS WILL NOT BE DECIDED BY A JURY.

7.             Counterparts. This Accession Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

2.04(b)-3

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Accession Agreement to be executed on its behalf by its officer thereunto duly authorized, to take effect as of the date first above written.

BORROWER:

SUNPOWER CORPORATION

By:
Print Name:
Title:

ACCEDING LENDER:
[_______________________]

By:
Print Name:
Title:

AGENT:
UNION BANK, N.A.,
AS ADMINISTRATIVE AGENT

By:
Print Name:
Title:

2.04(b)-4

SCHEDULE 2.01
TO ACCESSION AGREEMENT

2.04(b)-5

EXHIBIT 2.09

[FORM OF] REVOLVING LOAN NOTE

[$___________]	_________ ___, 20__

FOR VALUE RECEIVED, the undersigned SUNPOWER CORPORATION, a Delaware corporation (“Borrower”), hereby absolutely and unconditionally promises to pay to the order of ________________ (the “Lender”) at the Lender’s Lending Office (as defined in the Credit Agreement referred to below):

(a)            the principal amount of _____________ Dollars ($_________) or, if less, the aggregate unpaid principal amount of Loans advanced by the Lender to the Borrower pursuant to the Credit Agreement, dated as of October 29, 2010 (as amended, modified, supplemented, restated or renewed from time to time, the “Credit Agreement”) by and among Borrower, SUNPOWER CORPORATION, SYSTEMS, a Delaware corporation (“SCS”), SUNPOWER NORTH AMERICA, LLC, a Delaware limited liability company (together with SCS and the other guarantors from time to time party to the Credit Agreement, the “Guarantors”), the several financial institutions from time to time party thereto (the “Lenders”), and UNION BANK, N.A., as a Lender and Sole Lead Arranger and as administrative agent for the Lenders (in such capacity, the “Agent”), in the amounts and at the times specified in the Credit Agreement with a final payment on the Maturity Date of all Loans made by the Lender which are outstanding on such date; and

(b)            interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.

This Revolving Loan Note evidences borrowings under and is subject to the terms of the Credit Agreement and is secured pursuant to the Credit Agreement and the documents referred to therein. This Revolving Loan Note has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Lender and any holder hereof are entitled to the benefits of the Credit Agreement and the Loan Documents and may enforce the agreements of the Borrower contained therein, and any holder may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms which are used in this Revolving Loan Note and not otherwise defined herein and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the time of the drawdown date of any Loan or at or about the time of receipt of any payment of principal of this Revolving Loan Note, an appropriate notation on the grid attached to this Revolving Loan Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such grid, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Revolving Loan Note when due.

2.09-1

The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Revolving Loan Note on the terms and conditions specified in the Credit Agreement.

If any one or more Events of Default shall occur, the entire unpaid principal amount of this Revolving Loan Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

Borrower and every endorser and guarantor of this Revolving Loan Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Loan Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

THIS REVOLVING LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA SITTING IN SANTA CLARA COUNTY, CALIFORNIA AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF CALIFORNIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS REVOLVING LOAN NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS REVOLVING LOAN NOTE SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS REVOLVING LOAN NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS REVOLVING LOAN NOTE IN ANY COURT REFERRED TO HEREIN. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT. THE BORROWER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS REVOLVING LOAN NOTE WILL AFFECT THE RIGHT OF ANY PARTY TO THE CREDIT AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. THE BORROWER CONSENTS TO THE DISPUTE RESOLUTION PROVISIONS OF SECTION 11.15 OF THE CREDIT AGREEMENT.

2.09-2

IN WITNESS WHEREOF, the undersigned has caused this Revolving Loan Note to be signed as an instrument under seal by its duly authorized officer as of the day and year first above written.

SUNPOWER CORPORATION

By:
Print Name:
Title:

2.09-3

Date	Amount of Revolving Credit Loan	Amount of Principal Paid or Prepaid	Balance of Principal Unpaid	Notation Made By:

2.09-4

EXHIBIT 7.02(b)

[FORM OF] COMPLIANCE CERTIFICATE

To:	Union Bank, N.A., as Agent
Commercial Loan Operations
601 East Potrero Grande Drive
Monterey Park, CA 91754
Facsimile: (323) 720-2252

with a copy to:

Union Bank, N.A., as Agent
Attention: J. William Bloore and
   James B. Goudy
Northern California Commercial Banking Group
99 Almaden Boulevard, Suite 200
San Jose, CA 95113

Re:	Compliance Certificate as of and for period ending: _____________ __, 20__

Ladies and Gentlemen:

This certificate (this “Compliance Certificate”) is submitted pursuant to the Credit Agreement, dated as of October 29, 2010 (as amended, modified, supplemented, restated or renewed from time to time, the “Credit Agreement”) by and among Borrower, SUNPOWER CORPORATION, SYSTEMS, a Delaware corporation (“SCS”), SUNPOWER NORTH AMERICA, LLC, a Delaware limited liability company (together with SCS and the other guarantors from time to time party to the Credit Agreement, the “Guarantors”), the several financial institutions from time to time party thereto (the “Lenders”), and UNION BANK, N.A., as a Lender and Sole Lead Arranger and as administrative agent for the Lenders (in such capacity, the “Agent”). All capitalized terms used herein shall have the meanings specified in the Credit Agreement unless otherwise defined herein.

The undersigned hereby certifies that: (a) [he][she] is the acting and incumbent [Chief Executive Officer] [Chief Financial Officer] of the Borrower, and (b) in such capacity, [he][she] is authorized to execute this Compliance Certificate on behalf of the Borrower in connection with the Credit Agreement.

The undersigned has reviewed the terms and conditions of the Credit Agreement and the definitions and provisions contained in the Credit Agreement, and, has made, or have caused to be made under the supervision of the undersigned, such examination or investigation as is necessary to enable the undersigned to express an informed opinion, and to provide a certification, as to the matters referred to herein.

The undersigned hereby further represents, warrants and certifies that:

1.             Each of the Borrower and the other Loan Parties are in complete and strict compliance, as of, and for the period ending, __________ __, 20__ (the “Compliance Date”), with all agreements, conditions and covenants contained in the Credit Agreement and the other Loan Documents, except as noted below.

7.02(b)-1

2.             The representations and warranties of each Loan Party contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the Compliance Date as if made on such date (or, in the case of representations and warranties stated as having been made only as of the Closing Date, such representations and warranties remain true and correct in all material respects as of the Closing Date); provided, however, the foregoing materiality qualification does not apply to those representations and warranties that already are qualified or modified by materiality in the text thereof.

3.             There exists no Default or Event of Default under the Credit Agreement or any of the other Loan Documents.

4.             Each Loan Party is in compliance with each of the covenants in Section 8.14 of the Credit Agreement, as of, and for the period ending on, the Compliance Date, and attached hereto as Schedule 1 is a true and correct copy of the calculation of such financial covenants, prepared by the undersigned.

5.             Attached to such Schedule 1 are true, correct and complete copies of the documents and work sheets supporting the above certifications.

6.             Since October 29, 2010 (a) there has been no Material Adverse Effect as to any Loan Party, (b) except as set forth on Schedule 3 hereto, there has been no WJE Material Adverse Change, and (c) there has been no WJE Prepayment Event.

7.             Each of Loan Party is in compliance with each of the reporting and notice covenants in Sections 7.01, 7.02, and 7.03 of the Credit Agreement, as of, and for the period ending on the Compliance Date, and attached hereto as Schedule 2 are the quarterly and annual (as applicable) financial statements required under Section 7.01 of the Credit Agreement and the other reports, letters, opinions, notices and other required under the Credit Agreement;

8.             The financial statements furnished on Schedule 2 attached hereto are complete and correct and have been prepared in accordance with GAAP (except for the lack of footnotes required by GAAP and changes resulting for normal year end adjustments, in the case of financial statements other than those as of a Fiscal Year end), consistently applied from one period to the next, and fairly present the financial condition of the Loan Parties and their Subsidiaries.

9.             Each Loan Party is Solvent.

10.           There is no litigation, action, suit, investigation, or other arbitral, administrative, or judicial proceeding pending or, to the best of the knowledge of the undersigned, threatened which could reasonably be expected to (x) result in a Material Adverse Effect or (y) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of any Loan Party to fulfill its obligations under the Loan Documents; or (z) materially and adversely affect the rights and remedies of Agent or any Lender under the Loan Documents.

11.           No Liens have arisen, been granted or otherwise exist with respect to any assets or properties of any Loan Party other than Permitted Liens.

7.02(b)-2

THIS COMPLIANCE CERTIFICATE IS EXECUTED AND DELIVERED THIS ______ DAY OF __________, 20__.

Very Truly Yours,

SUNPOWER CORPORATION

By:

Print Name:

Title:

7.02(b)-3

SCHEDULE 1
TO
COMPLIANCE CERTIFICATE

7.02(b)-4

SCHEDULE 2
TO
COMPLIANCE CERTIFICATE

REQUIRED FINANCIAL STATEMENTS

7.02(b)-5

SCHEDULE 3
TO
COMPLIANCE CERTIFICATE

WJE MATERIAL ADVERSE CHANGES

7.02(b)-6

EXHIBIT 7.02(c)

[FORM OF] BORROWING BASE CERTIFICATE

To:	Union Bank, N.A., as Agent
Commercial Loan Operations
601 East Potrero Grande Drive
Monterey Park, CA 91754
Facsimile: (323) 720-2252

with a copy to:

Union Bank, N.A., as Agent
Attention: J. William Bloore and
   James B. Goudy
Northern California Commercial Banking Group
99 Almaden Boulevard, Suite 200
San Jose, CA 95113

Ladies and Gentlemen:

This certificate (this “Borrowing Base Certificate”) is submitted pursuant to the Credit Agreement, dated as of October 29, 2010 (as amended, modified, supplemented, restated or renewed from time to time, the “Credit Agreement”) by and among Borrower, SUNPOWER CORPORATION, SYSTEMS, a Delaware corporation (“SCS”), SUNPOWER NORTH AMERICA, LLC, a Delaware limited liability company (together with SCS and the other guarantors from time to time party to the Credit Agreement, the “Guarantors”), the several financial institutions from time to time party thereto (the “Lenders”), and UNION BANK, N.A., as a Lender and Sole Lead Arranger and as administrative agent for the Lenders (in such capacity, the “Agent”). All capitalized terms used herein shall have the meanings specified in the Credit Agreement unless otherwise defined herein.

The undersigned hereby certifies that (a) [he][she] is the acting and incumbent Chief Financial Officer of the Borrower, and (b) in such capacity, [he][she] is authorized to execute this certificate on behalf of Borrower in connection with the Credit Agreement. The undersigned submits this Borrowing Base Certificate for the purpose of inducing Agent and the Lenders to make a Revolving Loan to the Borrower.

The undersigned hereby represents, warrants and certifies that the calculation of the Borrowing Base, on the attached Schedule 1, is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties and definitions set forth in the Credit Agreement.

7.02(c)-1

THIS BORROWING BASE CERTIFICATE IS EXECUTED AND DELIVERED THIS _____ DAY OF __________, 20__.

Very Truly Yours,

SUNPOWER CORPORATION

By:

Print Name:

Title:

7.02(c)-2

SCHEDULE 1
TO
BORROWING BASE CERTIFICATE

Calculation Date:		________ __, 20__

A.	Exchange Rate (prior day; rounded to closest 1/1000 of 1%):	____________%

B.	Most Recent KSE Trading Day:	________ __, 20__

C.	WJE Stock Closing Price (on date specified in B; in KRW):	________________

D.	Number of Shares of WJE Stock pledged:	________________

E.	WJE Stock Value (C times D):	________________

F.	Dollar Equivalent WJE Stock Value (A times E):	________________

G.	Borrowing Base (30% of F):	________________

H.	Aggregate Outstanding Commitments:	$70,000,000.00

I.	Maximum amount permitted to be outstanding (lesser of G and H):	$________________

J.	Revolving Outstandings:	$________________

K.	Availability (I minus J):	$________________

7.02(c)-3

EXHIBIT 11.06(b)

[FORM OF] ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, modified, supplemented or restated, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:	________________________________

______________________________

2.	Assignee[s]:	______________________________

______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower:	SUNPOWER CORPORATION

4.	Administrative Agent:	UNION BANK, N.A., as the administrative agent under the Credit Agreement
__________________________________
1 Include bracketed language if there are either multiple Assignors or multiple Assignees.

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5.	Credit Agreement:
The Credit Agreement, dated as of October 29, 2010 among SunPower Corporation, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Union Bank, N.A., as Administrative Agent.

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned2	Aggregate Amount of Commitment/Loans for all Lenders3	Amount of Commitment/ Loans Assigned8	Percentage Assigned of Commitment/ Loans4
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date:	______________]5

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]6
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S]7
[NAME OF ASSIGNEE]

By:
Title:
__________________________________
2 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment
3 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
4 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
5 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.
6 Add additional signature blocks as needed.
7 Add additional signature blocks as needed.

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[Consented to and]8 Accepted:

UNION BANK, N.A., as
Administrative Agent

By
Title:

[Consented to:]9

[NAME OF RELEVANT PARTY]

By
Title:
__________________________________
8 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
9 To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

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ANNEX 1

Credit Agreement dated as of October 29, 2010 by and among SunPower Corporation, as Borrower, the Lenders party thereto from time to time, the Guarantors party thereto from time to time and Union Bank, N.A., as Administrative Agent

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1            Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii), (iv), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and

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other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.             General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of California.

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